As filed with the Securities and Exchange Commission on July 26, 2019

Registration No. 333-211513

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO FORM S-3

ON

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYMANTEC CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0181864
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

350 Ellis Street

Mountain View, California 94043

(650) 527-8000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Scott C. Taylor

Executive Vice President, General Counsel and Secretary

Symantec Corporation

350 Ellis Street

Mountain View, California 94043

(408) 517-8000

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

William L. Hughes

Orrick, Herrington & Sutcliffe LLP

405 Howard Street

San Francisco, California 94105

(415) 773-5700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Symantec Corporation (the “Company”) has on file with the United States Securities and Exchange Commission (the “SEC”) a resale registration statement (the “Registration Statement”) on Form S-3 to register $500,000,000 in convertible senior notes and the shares of the Company’s common stock, par value $0.01 issuable upon conversion of the note for resale by the selling securityholders named therein. The Registration Statement was automatically effective upon filing with the SEC on May 20, 2016.

This Post-Effective Amendment No. 2 to the Registration Statement is being filed to convert the Registration Statement from Form S-3 to Form S-1 and to update the prospectus contained in the Registration Statement. All applicable registration fees were paid by the Company in connection with the filing of the Registration Statement.

PROSPECTUS

Symantec Corporation

$500,000,000 2.500% Convertible Senior Notes due 2021 and any Shares of Common Stock issuable upon conversion

On March 4, 2016, we sold $500,000,000 in aggregate principal amount of our 2.500% Convertible Senior Notes due 2021 (the “notes”) to affiliates of Silver Lake Partners IV Cayman (AIV II), L.P. (collectively, and as further described in “Selling Securityholders” in this prospectus, the “selling securityholders”). We sold the notes to the selling securityholders in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus may be used from time to time by the selling securityholders to offer up to $500,000,000 in aggregate principal amount of the notes and the shares of our common stock, par value $0.01 (“common stock”) issuable upon conversion of the notes, if any, in any manner described under “Plan of Distribution” in this prospectus. The selling securityholders may sell the notes or any such shares of common stock in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at privately negotiated prices directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. If the selling securityholders use underwriters, broker-dealers or agents, we will name them and describe their compensation in a supplement to this prospectus as may be required. We will receive no proceeds from any sale by the selling securityholders of the securities offered by this prospectus, but in some cases, we have agreed to pay certain registration expenses. Please read this prospectus and any applicable prospectus supplement carefully before you invest.

The notes are not listed on any securities exchange. Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) and trades under the symbol “SYMC.” On July 25, 2019, the closing sale price of our common stock was $22.48 per share.

Investing in our common stock involves risks. Please read “Risk Factors” beginning on page 7 of this prospectus, including the risk factors incorporated by reference in this prospectus as described in that section, before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus, or any prospectus supplement, is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated July 26, 2019

ABOUT THIS PROSPECTUS

Neither we nor the selling securityholders or the underwriters, if any, have authorized anyone to provide you with any information or to make any representation other than as may be contained in or incorporated by reference into this prospectus, any prospectus supplement or in any free writing prospectus that we may file with the Securities and Exchange Commission (the “SEC”). We do not, and the selling securityholders or the underwriters, if any, do not, take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. This prospectus and any applicable prospectus supplement or free writing prospectus do not constitute an offer to sell any securities in any jurisdiction where such offer and sale are not permitted. The information contained in or incorporated by reference into this prospectus or any prospectus supplement, free writing prospectus or other offering material is accurate only as of the respective dates of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

This prospectus is part of a registration statement that we filed with the SEC, utilizing a “shelf” registration process or offering on a delayed or continuous basis. Under this shelf registration process, the selling securityholders named in this prospectus may offer and sell the securities described in this prospectus in one or more offerings or resales. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus or a free writing prospectus. Information about the selling securityholders may change over time. Any changed information given to us by the selling securityholders will be set forth in a prospectus supplement if and when necessary. Further, in some cases, the selling securityholders will also be required to provide a prospectus supplement containing specific information about the terms on which they are offering and selling notes or shares of common stock. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement. Any prospectus supplement or free writing prospectus may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information provided in the prospectus supplement or free writing prospectus. This prospectus does not contain all the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should read carefully this prospectus, the related exhibits filed with the SEC and any prospectus supplement or free writing prospectus, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

The rules of the SEC allow us to incorporate by reference certain information into this prospectus and any prospectus supplement. Any information incorporated by reference is considered to be a part of this prospectus and any applicable prospectus supplement. Additional information, including our consolidated financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. For a complete list of the documents incorporated by reference into this prospectus, see “Incorporation by Reference.”

Before investing in any of our securities, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” in this prospectus and those included in our reports filed with the SEC, which are incorporated by reference in this prospectus, or otherwise included in any applicable prospectus supplement or free writing prospectus. You are urged to carefully read this prospectus and any applicable prospectus supplement or free writing prospectus relating to the shares of common stock offered to you, together with the information and documents described under the headings “Incorporation by Reference” and “Where You Can Find More Information” of this prospectus and the information and documents incorporated by reference in any applicable prospectus supplement.

Unless we state otherwise or the context otherwise requires, references to “Symantec,” the “Company,” “us,” “we” or “our” in this prospectus mean Symantec Corporation and its consolidated subsidiaries. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.

WHERE YOU CAN FIND MORE INFORMATION

We file or furnish annual, quarterly, current and other reports, proxy statements and other information with the SEC. Our SEC filings, including the Registration Statement and the exhibits and schedules thereto are also available to the public from the SEC’s website at http://www.sec.gov. You can also access our SEC filings through our website at www.symantec.com. Except as expressly set forth below, we are not incorporating by reference the contents of the SEC website or our website into this prospectus and any accompanying prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended March 29, 2019 filed on May 24, 2019 (as amended by a Form 10-K/A filed on July 25, 2019);

•

Our Current Reports on Form 8-K filed on May 9, 2019 (as amended by a Form 8-K/A filed on May 28, 2019 and except for the information furnished pursuant to Item 2.02 of Form 8-K and the furnished exhibit relating to that information), and June 11,  2019; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on May 24, 1989 (including any amendment or report filed for the purpose of updating that description).

Any statement contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

You may request a copy of any documents incorporated by reference in this prospectus at no cost, by writing or telephoning us at the following address or telephone number:

Symantec Corporation

Attn: Investor Relations

350 Ellis Street

Mountain View, CA 94043

(650) 527-8000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

All statements included or incorporated by reference in this prospectus other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. This prospectus may contain forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, our business, our beliefs and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls. Words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “intends” and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. We describe some of the risks, uncertainties and assumptions that could affect our business including our financial condition and results of operations, in this prospectus under the heading “Risk Factors,” and in “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 29, 2019, which is incorporated by reference herein and which you may obtain as described under “Where You Can Find More Information” below, as such risk factors may be amended, supplemented or superseded from time to time in any prospectus supplement.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Reference is made in particular to forward-looking statements regarding:

•	projections of our future financial performance;

•	anticipated growth and trends in our businesses and in our industries;

•	the anticipated impacts of acquisitions, restructurings, stock repurchases and investment activities;

•	the outcome or impact of pending litigation, claims or disputes;

•	our ability to settle the principal amount of the convertible senior notes in cash;

•	our plans with respect to the level of outstanding debt;

•	our intent to pay quarterly cash dividends in the future;

•	plans for and anticipated benefits of our solutions;

•	matters arising out of the ongoing SEC investigation; and

•	other characterizations of future events or circumstances.

Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus and any accompanying prospectus supplement, whether as a result of new information, future events, changes in assumptions or otherwise.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference. This summary does not contain all of the information that you should consider before deciding to invest in the notes or our common stock. You should read this entire prospectus carefully, including the “Risk Factors” beginning on page 7 of this prospectus and our consolidated financial statements and the related notes and other documents incorporated by reference, before you decide to invest in the notes or our common stock.

Symantec Corporation

Symantec Corporation is a global leader in cyber security. We provide cyber security products, services and solutions to more than 350,000 organizations and 50 million individuals worldwide. Our Integrated Cyber Defense Platform helps enterprise, business and government customers unify cloud and on-premises security to deliver a more effective cyber defense solution, while driving down cost and complexity. Our Cyber Safety solutions from Norton and LifeLock help consumers protect their devices, online privacy, identities and home networks.

Our business and consumer offerings are powered by the largest civilian threat intelligence network, which uses artificial intelligence, machine learning and human intelligence to analyze trillions of rows of data every day across hundreds of millions of devices to discover and help prevent advanced threats that might otherwise go undetected. We believe this threat intelligence data is a competitive advantage, and a primary way we are able to provide faster and better protection for customers.

Founded in 1982, Symantec has operations in more than 45 countries. Our headquarters are located at 350 Ellis Street, Mountain View, California. Our internet home page is located at www.symantec.com. The information on our website is not a part of this prospectus.

Silver Lake Transactions

We entered into an investment agreement, dated February 3, 2016, with Silver Lake Partners IV Cayman (AIV II), L.P., as amended, relating to the issuance to affiliates of Silver Lake of the notes (the “Investment Agreement”). The transaction closed on March 4, 2016. In connection with the closing, we entered into an indenture, dated March 4, 2016, with Wells Fargo Bank, National Association, pursuant to which the notes were issued.

The Notes

Issuer	Symantec Corporation

The Notes	$500,000,000 principal amount of our 2.500% Convertible Senior Notes due 2021.

Maturity Date	April 1, 2021

Interest and Interest Payment Dates	2.500% per year, accruing from March 4, 2016 and payable semi-annually in arrears on April 1 and October 1 of each year (beginning on October 1, 2016).

Regular Record Dates	March 15 and September 15 of each year, preceding the applicable interest payment date.

Conversion Rights

Holders may convert all or a portion of their notes at any time prior to the close of business on the scheduled trading day immediately preceding the maturity date based on the applicable conversion rate. The initial conversion rate for the notes is 59.6341 shares of common stock per $1,000 principal amount of notes.

Upon conversion of any note, we will pay or deliver, as the case may be, to the converting holder, in respect of each $1,000 principal amount of notes being converted, (i) cash, (ii) shares of common stock, together with cash, if applicable, in lieu of delivering any fractional share of common stock or (iii) a combination of cash and shares of common stock, together with cash, if applicable, in lieu of delivering any fractional share of common stock, at our election. See “Description of Notes—Conversion Rights.” Holders who convert their notes in connection with a make-whole fundamental change, as defined herein, may be entitled to a make-whole premium in the form of an increase in the conversion rate. See “Description of Notes—Conversion Rights—Adjustment to the Conversion Rate Upon the Occurrence of a Make-whole Fundamental Change.”

Fundamental Change	If we undergo a fundamental change, as defined herein, subject to certain conditions, a holder will have the right, at its option, to require us to repurchase for cash any or all of its notes. The fundamental change repurchase price will equal 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date, as defined herein. See “Description of Notes—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change.”

Optional Redemption	On or after March 4, 2020, we may redeem the notes, at our option, in whole or in part, at a redemption price in cash equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, the redemption date, if the last reported sale price of the common stock for 20 or more trading days (including the final three trading days) in the period of at least 30 consecutive trading days ending on the trading day immediately prior to the date of the redemption notice is equal to or exceeds 150% of the applicable conversion price for the notes on each applicable trading day. See “Description of Notes—Optional Redemption.”

Repurchase at the Option of Holders	On or after March 4, 2020, a holder of the notes will have the right, at its option, to require us to repurchase its notes, in whole or in part, at a repurchase price in cash equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the investor repurchase date, as defined herein. See “Description of Notes—Holders May Require Us to Repurchase Their Notes on or after March 4, 2020.”

Ranking

The notes are our senior unsecured obligations and rank:

•  senior in right of payment to any of our existing and future indebtedness or other obligations that are expressly subordinated in right of payment to the notes;

•  equal in right of payment to any of our existing and future unsecured indebtedness or other obligations that are not so subordinated;

•  effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•  structurally junior to all existing and future indebtedness, other liabilities (including trade payables) of our subsidiaries.

Use of Proceeds	The selling securityholders will receive all of the proceeds from their sale from time to time under this prospectus and any accompanying prospectus supplement of the notes and the shares of common stock issuable upon conversion of the notes, if any. We will not receive any proceeds from these sales.

Registration Rights	We prepared this prospectus in connection with our obligations under the Investment Agreement, which provides the selling securityholders with certain registration rights with respect to the resale of the notes and the shares of common stock issuable upon conversion of the notes, if any. Pursuant to the Investment Agreement, we have agreed to use our reasonable efforts to keep the shelf registration statement of which this prospectus is a part effective until the earliest of such time as all registrable securities have (a) been sold in accordance with the plan of distribution disclosed in this prospectus or (b) otherwise cease to be outstanding.

Listing	The notes are not listed on any securities exchange. Our common stock is listed on the Nasdaq Global Select Market under the symbol “SYMC.”

Risk Factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in the notes or the common stock.

RISK FACTORS

An investment in our common stock involves risk. Before you invest in our common stock you should carefully consider the risk factors below and included in our Annual Report on Form 10-K for the year ended March 29, 2019 and our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, as well as any prospectus supplement. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. For more information, see the section titled “Where You Can Find More Information” beginning on page 2 of this prospectus. If any of the risks discussed in the foregoing documents or below were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected, and you could lose all or part of your investment.

Risks Related to the Notes and our Common Stock

We may issue additional shares of common stock (including upon conversion of the notes) or instruments convertible into shares of common stock, which may materially and adversely affect the market price of our shares of common stock and the trading price of the notes.

We may conduct future offerings of our shares of common stock, preferred stock or other securities convertible into our shares of common stock to fund acquisitions, finance operations or for other purposes. In addition, we may also issue shares of our common stock under our equity awards plans. The notes do not contain restrictive covenants that would prevent us from offering our shares of common stock or other securities convertible into our shares of common stock in the future. The market price of our shares of common stock or the trading price of the notes could decrease significantly if we conduct such future offerings, if any of our existing stockholders sells a substantial amount of our shares of common stock or if the market perceives that such offerings or sales may occur. Moreover, any additional issuance of our shares of common stock will dilute the ownership interest of our existing stockholders, and may adversely affect the ability of holders of the notes to participate in any appreciation of our shares of common stock.

The notes are effectively subordinated to any secured indebtedness we may incur and are structurally subordinated to all of the obligations of our subsidiaries, including trade payables, which may limit our ability to satisfy our obligations under the notes.

The notes are our senior unsecured obligations and rank:

•	senior in right of payment to any of our existing and future indebtedness or other obligations that are expressly subordinated in right of payment to the notes;

•	equal in right of payment to any of our existing and future unsecured indebtedness or other obligations that are not so subordinated;

•	effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries.

Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the notes or to make any funds available for payment on the notes, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory, contractual or other restrictions, may depend on their earnings or financial condition and are subject to various business considerations. As a result, we may be unable to gain access to the cash flow or assets of our subsidiaries.

Recent regulatory actions may adversely affect the trading price and liquidity of the notes.

Investors in, and potential purchasers of, the notes who employ, or seek to employ, a convertible arbitrage strategy with respect to the notes may be adversely impacted by regulatory developments that may limit or restrict such a strategy. The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that restrict and otherwise regulate short selling and over-the-counter swaps and security-based swaps, which restrictions and regulations may adversely affect the ability of investors in, or potential purchasers of, the notes to conduct a convertible arbitrage strategy with respect to the notes. This could, in turn, adversely affect the trading price and liquidity of the notes.

Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the notes.

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus or the documents incorporated by reference herein or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely impact the trading price of the notes. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading prices of the notes.

A holder of notes will not be entitled to any rights with respect to our shares of common stock, but may be subject to any changes made with respect to our shares of common stock.

A holder of notes will generally not be entitled to any rights with respect to our shares of common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on shares of common stock), but will be subject to all changes affecting our shares of common stock to the extent (i) the trading price of the notes depends on the market price of our shares of common stock, (ii) such holder receives shares of common stock upon conversion of such holder’s notes and (iii) such changes result in adjustment to the then applicable conversion rate. For example, if an amendment is proposed to our certificate of incorporation which requires stockholder approval, a holder of notes will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes in the powers, preferences or special rights of the common stock implemented by that amendment.

Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our shares of common stock may decline after you exercise your conversion right but before we settle our conversion obligation.

Under the notes, a converting holder will be exposed to fluctuations in the value of our shares of common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation. We may settle conversions of the notes in cash, shares of common stock (and cash in lieu of any fractional shares) or any combination thereof, at our election. If we elect to settle conversions of notes through payment or delivery, as the case may be, of cash or a combination of cash and shares of common stock, the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume weighted average prices of our shares of common stock for each volume-weighted average price (“VWAP”) trading day in a 25 VWAP trading day observation period. As described under “Description of Notes—Conversion Rights—Settlement Upon Conversion,” the observation period with respect to any note (other than an SLP security) surrendered for conversion, means: (i) if the relevant conversion date occurs prior to the 27th scheduled trading day immediately preceding the maturity date, the 25 consecutive trading-day period beginning on, and including, the second trading day immediately succeeding such conversion date and (ii) if the relevant conversion date occurs on or after the 27th scheduled trading day immediately preceding the maturity date, the 25 consecutive trading days beginning on, and including, the 27th scheduled trading day immediately preceding the maturity date.

If the price of our shares of common stock decreases during the period from the date you surrender notes for conversion until the date we settle our conversion obligation, the amount and/or value of consideration you receive will be adversely affected. In addition, if we elect to settle all or a part of our conversion obligation in cash and the market price of our shares of common stock at the end of such period is below the average of the volume-weighted average prices of our shares of common stock during the relevant observation period, the value of any shares of common stock that you may receive in satisfaction of our conversion obligation will generally be less than the value used to determine the amount of consideration that you will receive upon conversion.

The notes and the indenture that governs the notes contain limited protections against certain types of important corporate events and may not protect your investment upon the occurrence of such corporate events and do not protect your investment upon the occurrence of other corporate events.

The indenture for the notes does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity;

•	protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•

limit the amount of additional indebtedness that we can create, incur, assume or guarantee, nor does the indenture limit the amount of indebtedness or other liabilities that our subsidiaries can create, incur, assume or guarantee;

•	limit our ability to incur indebtedness with a maturity date earlier than the maturity date of the notes;

•

restrict our subsidiaries’ ability to issue equity securities to third parties that would rank senior to the equity securities of our subsidiaries held by us, which would entitle those third parties to receive any assets of those subsidiaries prior to any distribution to us in the event of a liquidation or dissolution of those subsidiaries;

•	restrict our ability to purchase or prepay our securities other than the notes; or

•	restrict our ability to make investments or to purchase or pay dividends or make other payments in respect of our shares of common stock or other securities ranking junior to the notes.

Furthermore, the indenture for the notes contains only limited protections in the event of a change in control.

We will not be obligated to purchase the notes upon the occurrence of all significant transactions that are likely to affect the market price of our shares of common stock and/or the trading price of the notes.

Upon the occurrence of a fundamental change, you have the right to require us to purchase your notes. However, the fundamental change provisions do not afford protection to holders of notes in the event of certain transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us could substantially affect our capital structure and the value of the notes and our shares of common stock, but may not constitute a fundamental change requiring us to purchase the notes. In the event of any such transaction, holders of the notes would not have the right to require us to purchase their notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure, the value of the notes and our shares of common stock or any credit ratings, thereby adversely affecting holders of the notes.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment upon the occurrence of specified events, including, but not limited to, the issuance of stock dividends on our shares of common stock, the issuance of certain rights or warrants to holders of our shares of common stock, subdivisions or combinations of our shares of common stock, distributions of capital stock, indebtedness or assets to holders of our common stock, certain cash dividends and certain issuer tender or exchange offers, as described under “Description of Notes—Conversion Rights—Adjustments to the Conversion Rate.” However, the conversion rate will not be adjusted for other events, such as third party tender offers or exchange offers or the issuance of shares of common stock, or securities convertible into shares of common stock, in underwritten or private offerings, that may adversely affect the market price of our shares of common stock and the trading price of the notes. An event that adversely affects the trading price of the notes may occur, and that event may not result in an adjustment to such conversion rate.

The trading price of the notes may be adversely affected by whether an active trading market develops for the notes and other factors.

There is currently no active trading market for the notes. We do not intend to apply for listing of the notes on any securities exchange or for inclusion in any automated dealer quotation system. A market may not develop for the notes or, if developed, may not continue. There can be no assurance as to the liquidity of any market that may develop for the notes. If a market develops, the notes could trade at prices that may be lower than the initial offering price of the notes. The liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security, by changes in the market price of our shares of common stock, which may be volatile, and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. If an active, liquid market does not develop for the notes, the trading price and liquidity of the notes may be adversely affected.

We may not have the ability to settle the principal amount of the notes in cash in the event of conversion or to repurchase the notes upon the occurrence of a fundamental change or at the option of a holder of notes on or after March 4, 2020.

In the event of a conversion of the notes, we currently intend to settle the principal amount of the notes in cash. Holders of the notes will have the right to require us to repurchase their notes upon the occurrence of a fundamental change or at their option, on or after March 4, 2020, at a repurchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, if any, as described under “Description of Notes—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change” and “Description of Notes—Holders May Require Us to Repurchase Their Notes on or after March 4, 2020.” In addition, upon conversion of the notes, unless we elect to deliver solely shares of our common stock to settle such conversion (other than paying cash in lieu of delivering any fractional share), we will be required to make cash payments in respect of the notes being converted as described in “Description of Notes—Conversion Rights—Settlement Upon Conversion.” We have initially elected to satisfy our conversion obligation with respect to any conversion of SLP securities (as defined in the indenture) by combination settlement with a specified dollar amount of $1,000 per $1,000 principal amount of notes. However, we may not have enough available cash or be able to obtain financing at the time we are required to make such repurchases to pay for any notes surrendered or notes being converted. If we settle any portion of the principal amount of the senior convertible notes in stock, it will result in immediate, and possibly material, dilution to the interests of existing security holders, which could adversely affect the price of our shares of common stock.

If we were to determine that we no longer had the ability to settle the notes in cash, we would be required on a go forward basis to change our accounting policy for earnings per share from the treasury stock method to the if-converted method. Earnings per share will most likely be lower under the if-converted method as compared to the treasury stock method.

Our ability to repurchase the notes in cash upon the occurrence of a fundamental change or at the option of a holder of notes on or after March 4, 2020, or make any other required payments may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. Our failure to repurchase the notes when required would result in an event of default with respect to the notes and may constitute an event of default or prepayment under, or result in the acceleration of the maturity of our then-existing indebtedness. If the repayment of the other indebtedness were to be accelerated, we may not have sufficient funds to repay that indebtedness and to purchase the notes or to pay the amount of cash (if any) due upon conversion. Our inability to pay for your notes that are surrendered for purchase or upon conversion could result in your receiving substantially less than the principal amount of the notes.

The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate holders for any lost value of their notes as a result of such make-whole fundamental change.

If a make-whole fundamental change occurs, under certain circumstances, we will increase the conversion rate for the notes by a number of additional shares of common stock for notes converted in connection with such make-whole fundamental change. The increase in the conversion rate will be determined based on the date on which the make-whole fundamental change becomes effective and the price paid (or deemed paid) per share of our shares of common stock in such transaction, if in cash, or the average of the closing sale prices per share of common stock for the five consecutive trading days immediately preceding, but excluding, the effective date, as described below under “Description of Notes—Conversion Rights— Adjustment to the Conversion Rate Upon the Occurrence of a Make-whole Fundamental Change.”

The adjustment to the conversion rate, if any, for notes converted in connection with a make-whole fundamental change may not adequately compensate a holder for lost value of its notes as a result of such transaction. In addition, if the applicable price in the transaction is greater than $23.96 per share or less than $15.40 per share (in each case, subject to adjustment), no increase will be made to the conversion rate. Moreover, in no event will the conversion rate as a result of such increase exceed 64.9534 shares per $1,000 principal amount of notes, subject to adjustment at the same time and in the same manner as the conversion rate as described under “Description of Notes—Conversion Rights—Adjustments to the Conversion Rate.” The obligation to increase the conversion rate upon the occurrence of a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

The fundamental change and make-whole fundamental change provisions may delay or prevent an otherwise beneficial takeover attempt of us.

The fundamental change repurchase rights, which allow holders to require us to repurchase all or a portion of their notes upon the occurrence of a fundamental change, as defined in “Description of Notes—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change,” and the provisions requiring an increase to the conversion rate for conversions in connection with a make-whole fundamental change may delay or prevent a takeover of us and the removal of incumbent management that might otherwise be beneficial to investors.

Conversion of the notes may dilute the ownership interest of existing stockholders, including holders who had previously converted their notes, or may otherwise depress the price of our shares of common stock.

The conversion of some or all of the notes will dilute the ownership interests of existing stockholders to the extent we do not cash settle and deliver shares upon conversion of any of the notes. Any sales in the public market of such shares of common stock issuable upon such conversion could adversely affect prevailing market prices of our shares of common stock. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could be used to satisfy short positions, or anticipated conversion of the notes into shares of common stock could depress the price of our shares of common stock.

We may redeem the notes at our option, which may adversely affect your return.

At any time on and after March 4, 2020, we may redeem all or part of the notes, but only if the closing sale price of the common stock for 20 or more trading days (including the final three trading days) in the period of at least 30 consecutive trading days ending on the trading day immediately prior to the date of the redemption notice is equal to or exceeds 150% of the applicable conversion price for the notes on each applicable trading day. Prevailing interest rates at the time we redeem the notes may be lower than the interest rate on the notes. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate equal to or higher than the interest rate on the notes. See “Description of Notes—Optional Redemption’’ for a more detailed description of the conditions under which we may redeem the notes.

The notes may not be rated or may receive a lower rating than anticipated.

We do not intend to seek a rating for the notes and believe it is unlikely that the notes will be rated. However, if one or more rating agencies rates the notes and assigns the notes a rating lower than the rating expected by investors, reduces its rating of the notes or announces its intention to put us on credit watch, the market price of our shares of common stock and the trading price of the notes may decline.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of certain cash dividends in excess of the dividend threshold, as described under “Description of Notes—Conversion Rights—Adjustments to the Conversion Rate.” If the conversion rate is adjusted as a result of a distribution that is taxable to our stockholders, such as certain cash dividends, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs prior to maturity, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change. That increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “Certain Material U.S. Federal Income Tax Considerations—Consequences to U.S. Holders—Constructive Distributions.”

If you are a non-U.S. holder (as defined under “Certain Material U.S. Federal Income Tax Considerations”), any deemed dividend would generally be subject to U.S. federal withholding tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). The amount of any such withholding tax may be set off against any subsequent payment or distribution otherwise payable on the notes (or the issuance of shares of common stock upon a conversion of the notes). See “Certain Material U.S. Federal Income Tax Considerations—Consequences to Non-U.S. Holders—Dividends and Constructive Distributions.”

USE OF PROCEEDS

The selling securityholders will receive all of the proceeds from their sale from time to time under this prospectus and any accompanying prospectus supplement of the notes or the common stock issuable upon conversion of the notes, if any. We will not receive any proceeds from these sales.

SELLING SECURITYHOLDERS

On February 3, 2016, we entered into an investment agreement (the “Investment Agreement”) with Silver Lake Partners IV Cayman (AIV II), L.P. (“Silver Lake”), pursuant to which we agreed to sell the notes to Silver Lake and/or its designated affiliates. On March 4, 2016, the transactions contemplated by the Investment Agreement were consummated, and we issued the notes to affiliates of Silver Lake pursuant to the terms of an indenture between us and Wells Fargo Bank, National Association, dated as of March 4, 2016 (the “Indenture”). The notes were initially convertible into an aggregate of 29,817,050 shares of common stock and were issued in a transaction exempt from the registration requirements of the Securities Act. The Investment Agreement also provides Silver Lake with certain registration rights with respect to the resale of the notes and the shares of common stock issuable upon conversion, if any. Pursuant to the Investment Agreement, we have agreed to use our reasonable efforts to keep the shelf registration statement of which this prospectus is a part effective until the earliest of such time as all registrable securities have (a) been sold in accordance with the plan of distribution disclosed in this prospectus or (b) otherwise cease to be outstanding.

For purposes of this prospectus, “selling securityholders” includes their permitted transferees, pledgees, assignees, distributees, donees or successors or others who later hold any of the selling securityholders’ interests. Our registration of the notes and the shares of common stock issuable upon conversion of the notes does not necessarily mean that the selling securityholders will sell all or any of such notes or common stock. The following table sets forth certain information as of July 5, 2019 concerning the notes and shares of common stock that may be offered from time to time by each selling securityholder with this prospectus. The information is based on information provided by or on behalf of the selling securityholders. In the table below, the number of shares of common stock that may be offered pursuant to this prospectus is calculated based on the initial conversion rate of 59.6341 shares of common stock per $1,000 aggregate principal amount of notes. The number of shares of common stock issuable upon conversion of the notes is subject to adjustment under certain circumstances described in the Indenture. Accordingly, the number of shares of common stock issuable upon conversion of the notes and the number of shares of common stock beneficially owned and offered by the selling securityholders pursuant to this prospectus may increase or decrease from that set forth in the table below. Information about the selling securityholders may change over time. In particular, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their notes since the date on which they provided us with information regarding their notes. Any changed or new information given to us by the selling securityholders will be set forth in supplements to this prospectus or amendments to the Registration Statement of which this prospectus is a part, if and when necessary.

Kenneth Hao, who serves as a member of our board of directors, is a director of the general partner of SLP IV Seal Holdings, L.P.

Name	Principal Amount of 2021 Notes Beneficially Owned and Offered Hereby	Number of Shares of Common Stock Beneficially Owned and Offered Hereby (1)	Percentage of Shares of Common Stock Beneficially Owned and Offered Hereby (2)
SLP IV Mustang Holdings, L.P. (3)	$250,000,000	14,908,525	2.4%
SLP IV Seal Holdings, L.P. (3)	$250,000,000	14,908,525	2.4%

(1)

Assumes for each $1,000 in principal amount of the notes an initial conversion rate of 59.6341 shares of common stock upon conversion. This initial conversion rate is subject to adjustment, however, as described in this prospectus under “Description of Notes—Conversion Rights—Adjustment to Conversion Rate.” As a result, the number of shares of common stock issuable upon conversion of the notes may increase or decrease in the future.

(2)

The percentage reflects 617,528,130 shares of common stock outstanding as of July 5, 2019 and gives effect to the total number of shares of common stock issuable upon conversion of the notes, assuming conversion of the notes were settled entirely with shares of common stock.

(3)

SLV IV Mustang GP, L.L.C. (“Mustang LLC”) is the general partner of SLP IV Mustang Holdings, L.P. (“Mustang”) and SLP IV Seal GP, L.L.C. (“Seal LLC”) is the general partner of SLP IV Seal Holdings, L.P. (“Seal”). Silver Lake Technology Associates IV Cayman, L.P. (“SLTA”) is the managing member of each of Mustang LLC and Seal LLC. Silver Lake (Offshore) AIV GP IV, Ltd. (“AIV GP”) is the general partner of SLTA. Mustang LLC, as the general partner of Mustang, SLTA, as the managing member of Mustang LLC and AIV GP, as the general partner of SLTA, may each be deemed to be the indirect beneficial owner of the securities directly owned by Mustang under Rule 16a-1(a)(2) promulgated under the Exchange Act. Mr. Hao serves as a director of AIV GP and may be deemed to share voting and investment power with respect to the securities beneficially owned by Mustang. Each of Mustang LLC, SLTA, AIV GP and Mr. Hao disclaims such beneficial ownership of the securities held by Mustang, except to the extent of such person’s pecuniary interest therein, if any. Seal LLC, as the general partner of Seal, SLTA, as the managing member of Seal LLC and AIV GP, as the general partner of SLTA, may each be deemed to be the indirect beneficial owner of the securities directly owned by Seal under Rule 16a-1(a)(2) promulgated under the Exchange Act. Mr. Hao serves as a director of Seal LLC and AIV GP and may be deemed to share voting and investment power with respect to the securities beneficially owned by Seal. Each of Seal LLC, SLTA, AIV GP and Mr. Hao disclaims such beneficial ownership of the securities held by Seal, except to the extent of such person’s pecuniary interest therein, if any.

Except for the transactions referred to herein and in documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (including director positions with the Company and the Investment Agreement), none of the selling securityholders has, or within the last three years has had, any position, office or other material relationship (legal or otherwise) with us or any of our subsidiaries other than as a holder of our securities.

DESCRIPTION OF NOTES

The notes were issued under an indenture (which we refer to as the “indenture”) dated as of March 4, 2016, between us and Wells Fargo Bank, National Association, as trustee (which we refer to as the “trustee”). A copy of the indenture is filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary of the terms of the notes and the indenture does not purport to be complete and is subject, and qualified in its entirety by reference, to the detailed provisions of the notes and the indenture. Those documents, and not this description, define a holder’s legal rights as a holder of the notes. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). For purposes of this summary, the terms “Symantec,” “we,” “us” and “our” refer only to Symantec Corporation and not to any of its subsidiaries, unless we specify otherwise. Unless the context requires otherwise, the term “interest” includes defaulted interest, if any, payable pursuant to the indenture and “additional interest” payable pursuant to the provisions described under “—Events of Default.”

General

On March 4, 2016, we issued $500 million in aggregate principal amount of our 2.500% convertible senior notes due 2021 (the “notes”) under the indenture. The notes bear interest at a rate of 2.500% per annum, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2016, to holders of record at the close of business on the preceding March 15 and September 15 immediately preceding the April 1 and October 1 interest payment dates, respectively, except as described below.

The notes:

•	were issued in minimum denominations of integral multiples of $1,000 principal amount;

•	are our senior unsecured obligations;

•

are convertible at any time prior to the close of business on the scheduled trading day immediately preceding the maturity date into cash, shares of common stock or a combination of cash and common stock, at an initial conversion rate of 59.6341 shares of common stock per $1,000 principal amount of notes (which represents an initial conversion price of approximately $16.77 per share of common stock);

•

are subject to redemption at our option, in whole or in part, on or after March 4, 2020 at a redemption price in cash equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, the redemption date, if the closing sale price of the common stock for 20 or more trading days (including the final three trading days) in the period of at least 30 consecutive trading days ending on the trading day immediately prior to the date of the redemption notice is equal to or exceeds 150% of the applicable conversion price for the notes on each applicable trading day;

•

are subject to repurchase by us at the option of the holder, in whole or in part, on any date (an “investor repurchase date”) between April 4, 2020 and May 4, 2020 at a repurchase price in cash equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the investor repurchase date;

•

are subject to repurchase by us at the option of the holder upon a fundamental change, as described under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change,” at a repurchase price in cash equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date;

•	bear additional interest under the circumstances described under “—Events of Default;” and

•	mature on April 1, 2021.

The notes were issued as global securities as described below under “—Form, Denomination and Registration of Notes.” We will make payments in respect of the notes by wire transfer of immediately available funds to The Depository Trust Company (“DTC”), or its nominee as registered owner of the global securities.

A holder may convert notes at the office of the conversion agent, present notes for registration of transfer or exchange at the office of the registrar for the notes and present notes for payment at maturity at the office of the paying agent. We have appointed the trustee as the initial conversion agent, registrar and paying agent for the notes. We will not provide a sinking fund for the notes. The indenture does not contain any financial covenants and does not limit our ability to incur additional indebtedness, pay dividends or repurchase our securities. In addition, the indenture does not provide any protection to holders of notes in the event of a highly leveraged transaction or a change in control, except as, and only to the limited extent, described under “—Conversion Rights—Adjustment to the Conversion Rate Upon the Occurrence of a Make-whole Fundamental Change,” “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change,” “—Holders May Require Us to Repurchase Their Notes on or after March 4, 2020” and “—Consolidation, Merger and Sale of Assets.” If any payment date with respect to the notes falls on a day that is not a business day, we will make the payment on the next succeeding business day. The payment made on the next succeeding business day will be treated as though it had been made on the original payment date, and no interest will accrue on the payment for the additional period of time. The registered holder of a note (including DTC or its nominee in the case of notes issued as global securities) will be treated as its owner for all purposes. Only registered holders will have the rights under the indenture.

Additional Notes

Unless holders of 100% in aggregate principal amount of the outstanding notes consent, we may not increase the principal amount of the notes outstanding under the governing indenture by issuing additional notes in the future (except for notes authenticated and delivered upon registration of transfer or exchange or in lieu of other notes in certain limited circumstances).

Ranking

The notes are our senior unsecured obligations and rank:

•	senior in right of payment to any of our existing and future indebtedness or other obligations that are expressly subordinated in right of payment to the notes;

•	equal in right of payment to any of our existing and future unsecured indebtedness or other obligations that are not so subordinated;

•	effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries.

Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the notes or to make any funds available for payment on the notes, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory, contractual or other restrictions, may depend on their earnings or financial condition and are subject to various business considerations. As a result, we may be unable to gain access to the cash flow or assets of our subsidiaries. The indenture does not limit the amount of additional indebtedness that we can create, incur, assume or guarantee, nor does the indenture limit the amount of indebtedness or other liabilities that our subsidiaries can create, incur, assume or guarantee.

Interest Payments

We will pay interest on the notes at a rate of 2.500% per annum, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2016. Except as described below, we will pay interest that is due on an interest payment date to holders of record at the close of business on the March 15 and September 15 immediately preceding the April 1 and October 1 interest payment dates, respectively. Interest will accrue on the notes from, and including, March 4, 2016 or from, and including, the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next interest payment date or the maturity date, as the case may be. We will pay interest on the notes on the basis of a 360-day year consisting of twelve 30-day months.

If notes are converted after the close of business on a record date but prior to the open of business on the next interest payment date, holders of such notes at the close of business on the record date will, on the corresponding interest payment date, receive the full amount of the interest payable on such notes on that interest payment date notwithstanding the conversion. However, a holder who surrenders a note for conversion after the close of business on a record date but prior to the open of business on the next interest payment date must pay to the conversion agent, upon surrender, an amount equal to the full amount of interest payable on the corresponding interest payment date on the note so converted; provided that no such payment need be made to us:

•	if the note is surrendered for conversion after the close of business on the record date immediately preceding the maturity date;

•

if we have specified a repurchase date following a fundamental change that is after a record date but on or prior to the next interest payment date, and the note is surrendered for conversion after the close of business on such record date and on or prior to the open of business on such interest payment date;

•

if we have specified an investor repurchase date that is after a record date but on or prior to the next interest payment date, and the note is surrendered for conversion after the close of business on such record date and on or prior to the open of business on such interest payment date;

•

if we have specified a redemption date that is after a record date but on or prior to the next interest payment date, and the note is surrendered for conversion after the close of business on such record date and on or prior to the open of business on such interest payment date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

For a description of when and to whom we must pay additional interest, if any, see “—Events of Default.”

Conversion Rights

If the conditions for conversion of the notes described under “—Conversion Rights—Conversion Procedures” are satisfied, holders of notes may, subject to prior repurchase, convert their notes at any time prior to the close of business on the scheduled trading day immediately preceding the maturity date in integral multiples of $1,000 principal amount at the then applicable conversion rate, which is initially 59.6341 shares of common stock per $1,000 principal amount of notes (which represents an initial conversion price of approximately $16.77 per share of common stock). The conversion rate, and thus the conversion price, will be subject to adjustment as described below. Except as described below, we will not make any payment or other adjustment on conversion with respect to any accrued interest on the notes, and we will not adjust the conversion rate to account for accrued and unpaid interest. Instead, accrued interest will be deemed to be paid by the consideration received by the holder upon conversion. As a result, accrued interest is deemed to be paid in full rather than cancelled, extinguished or forfeited.

We will not issue a fractional share of common stock upon conversion of a note. Instead, we will pay cash in lieu of fractional shares based on the daily VWAP (as defined below) on the relevant conversion date (in the case of physical settlement) or based on the daily VWAP on the last trading day of the relevant observation period (as defined below) (in the case of combination settlement). In certain circumstances, a holder must, upon conversion, pay interest if the conversion occurs after the close of business on a record date and prior to the open of business on the next interest payment date. See “—Interest Payments” above. A note for which a holder has delivered an investor repurchase notice, as described below, or fundamental change repurchase notice, as described below, requiring us to repurchase the note, may be surrendered for conversion only if the holder withdraws such repurchase notice in accordance with the indenture, unless we default in the payment of the fundamental change repurchase price or the investor repurchase price.

“Closing sale price” on any date means the per share price of our common stock on such date, determined (i) on the basis of the closing sale price per share (or if no closing sale price per share is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on the date as reported in the composite transactions for the relevant stock exchange; or (ii) if the common stock is not listed on a U.S. national or regional securities exchange on the relevant date, the last quoted bid price for the common stock on the relevant date, as reported by OTC Markets Group, Inc. or a similar organization; provided, however, that in the absence of any such report or quotation, the closing sale price shall be the price determined by a nationally recognized independent investment banking firm retained by us for such purpose as most accurately reflecting the per share price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arms-length transaction, for one share of common stock. The closing sale price will be determined without reference to after-hours or extended market trading.

“Relevant stock exchange” means the Nasdaq Stock Market LLC or, if the common stock (or other security for which the closing sale price must be determined) is not then listed on the Nasdaq Stock Market LLC, the principal other U.S. national or regional securities exchange or market on which the common stock (or such other security) is then listed.

“Trading day” means a day on which (i) there is no market disruption event, (ii) trading in the common stock generally occurs on the relevant stock exchange or, if the common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the common stock is then traded, and (iii) a closing sale price for the common stock is available on such securities exchange or market; provided that if the common stock (or other security for which a closing sale price must be determined) is not so listed or traded, “trading day” means a business day.

“Market disruption event” means, with respect to common stock or any other security, (i) the failure by the relevant stock exchange to open for trading during its regular trading session or (ii) the occurrence or existence for more than one half-hour period in the aggregate on any “scheduled trading day” (as defined below) for common stock or such other security of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) of the common stock or such other security or in any options contracts or future contracts relating to the common stock or such other security, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such day.

“Scheduled trading day” means a day that is scheduled to be a trading day on the relevant stock exchange. If the common stock is not listed on any U.S. national or regional securities exchange, “scheduled trading day” means a business day.

Conversion Procedures

To convert its note, a holder of a physical note must:

•

complete and manually sign the required conversion notice, with appropriate notarization or signature guarantee, or facsimile of the conversion notice and deliver the completed conversion notice or facsimile thereof to the conversion agent;

•	surrender the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest payable on the next interest payment date.

If a holder holds a beneficial interest in a global note, to convert such note, the holder must comply with the last two requirements listed above and comply with DTC’s procedures for converting a beneficial interest in a global note. The date a holder complies with the applicable requirements is the “conversion date” under the indenture.

Settlement Upon Conversion

Upon conversion, we will pay or deliver, as the case may be, cash (“cash settlement”), common stock together with cash in lieu of fractional shares (“physical settlement”) or a combination thereof (“combination settlement”), at our election. We refer to each of these settlement methods as a “settlement method.”

All conversions for which the relevant conversion date occurs on or after the 27th scheduled trading day immediately prior to the maturity date will be settled using the same settlement method. Except for any conversions described in the preceding sentence, we will use the same settlement method for all conversions occurring on the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions that occur on different conversion dates. That is, we may choose on one conversion date to settle conversions entirely in cash, and choose for the notes converted on another conversion date to settle conversions by paying cash in respect of the principal portion of the converted notes and delivering common stock, or a combination of cash and common stock, in respect of the remainder, if any, of our conversion obligation in excess of the aggregate principal portion of the notes being converted. If we elect to deliver a settlement notice of the relevant settlement method in respect of any conversion date (or for all conversions in any period), we, through the trustee, will deliver such settlement notice to converting holders no later than the close of business on the trading day immediately following the relevant conversion date to which such settlement notice applies (or, in the case of any conversions occurring on or after the 27thscheduled trading day immediately prior to the maturity date, no later than the 27th scheduled trading day immediately prior to such maturity date). Such settlement notice will specify the relevant settlement method and in the case of an election of combination settlement, the relevant settlement notice will indicate the specified dollar amount (as defined below) per $1,000 principal amount of notes. If we deliver a settlement notice electing combination settlement in respect of our conversion obligation but do not indicate a specified dollar amount per $1,000 principal amount of notes in such settlement notice, the specified dollar amount per $1,000 principal amount of notes shall be deemed to be $1,000. If we do not elect a settlement method prior to the deadline set forth in the immediately preceding sentence, we will no longer have the right to elect cash settlement or physical settlement and we will be deemed to have elected combination settlement in respect of our conversion obligation, and the specified dollar amount per $1,000 principal amount of notes will be equal to $1,000. Notwithstanding the foregoing, any conversion of SLP securities will be subject to the penultimate paragraph of this section “Settlement Upon Conversion.”

The settlement amount shall be computed as follows:

•

if we elect to satisfy our conversion obligation in respect of such conversion by physical settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a number of shares of common stock equal to the conversion rate in effect on the conversion date (provided that we will deliver cash in lieu of any fractional shares);

•

if we elect to satisfy our conversion obligation in respect of such conversion by cash settlement, we will pay to the converting holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values (as defined below) for each trading day during the related observation period; and

•

if we elect (or are deemed to have elected) to satisfy our conversion obligation in respect of such conversion by combination settlement, we will pay or deliver, as the case may be, in respect of each $1,000 principal amount of notes being converted, a settlement amount equal to the sum of the daily settlement amounts (as defined below) for each trading day during the related observation period.

The “daily settlement amount,” for each trading day during the observation period, will consist of:

•	cash in an amount equal to the lesser of (i) the daily measurement value (as defined below) and (ii) the daily conversion value (as defined below) on such trading day; and

•

if the daily conversion value on such trading day exceeds the daily measurement value, a number of shares of common stock equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

The “daily measurement value” means the specified dollar amount (if any), divided by 25.

The “daily conversion value” means, for each trading day during the observation period, one-twenty-fifth of the product of (1) the conversion rate on such trading day and (2) the daily VWAP on such trading day.

The “daily VWAP” means, for each trading day during the relevant observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “SYMC<equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

The “observation period” with respect to any note (other than an SLP security (as defined below)) surrendered for conversion, means: (i) if the relevant conversion date occurs prior to the 27th scheduled trading day immediately preceding the maturity date, the 25 consecutive trading-day period beginning on, and including, the second trading day immediately succeeding such conversion date and (ii) if the relevant conversion date occurs on or after the 27th scheduled trading day immediately preceding the maturity date, the 25 consecutive trading days beginning on, and including, the 27th scheduled trading day immediately preceding the maturity date. The “observation period” with respect to any SLP security is described in the third succeeding paragraph.

The “specified dollar amount” means the maximum cash amount per $1,000 principal amount of notes to be received upon conversion as specified in the settlement notice related to any converted notes (or portion thereof).

In the case of any conversion of notes other than SLP securities, we will pay or deliver, as the case may be, the consideration due in respect of the conversion obligation on the later of (i) the third business day immediately following the relevant conversion date and (ii) the third business day immediately following the last trading day of the relevant observation period, as applicable. In the case of any conversion of SLP securities, we shall pay or deliver, as the case may be, the consideration due in respect of the conversion obligation on the third business day immediately following the relevant conversion date unless otherwise specified in the written notice referred to in clause (ii) below; provided, however, that (i) to the extent all or a portion of the conversion obligation is paid in cash, such cash shall not be due until the earlier of (A) the 30th business day immediately following the relevant conversion date and (B) the maturity date, and (ii) to the extent all or a portion of the conversion obligation is to be paid in shares of common stock, such shares shall be delivered on the day specified in a written notice from the beneficial owner(s) of the SLP Securities being converted that is delivered to us on or prior to the second business day immediately following the relevant conversion date, which delivery date (in respect of such shares of common stock) shall be no earlier than the third business day immediately following the relevant conversion date and be no later than the seventh business day immediately following the relevant conversion date (it being understood that if no such notice is delivered to us, then we shall deliver such shares on the third business day immediately following the relevant conversion date).

Notwithstanding anything herein to the contrary, we have initially elected to satisfy our conversion obligation with respect to any conversion of SLP securities by combination settlement with a specified dollar amount of $1,000 per $1,000 principal amount of notes. We may change our settlement method election (and, in the case of combination settlement, the specified dollar amount) with respect to any conversion of SLP securities by delivering a settlement notice that specifies the newly elected settlement method and, in the case of combination settlement, the applicable specified dollar amount to the holders of the SLP securities, and such newly elected settlement method (and, in the case of combination settlement, the specified dollar amount) shall be effective no earlier than ten trading days after the date on which such settlement notice was received by the holder. In the event any holder(s) of SLP securities exercises its right to convert all or any portion of any SLP securities, (A) the relevant observation period for purposes of determining the daily settlement amount, in the case of combination settlement, and daily conversion values, in the case of cash settlement, with respect to such SLP securities shall be the 25 consecutive trading day period beginning on, and including, the 25th trading day immediately preceding the applicable conversion date and ending on the trading day immediately preceding such conversion date and (B) we will promptly (x) determine the daily settlement amount or the daily conversion values, as the case may be, and the amount of cash payable in lieu of delivering any fractional shares of common stock and (y) notify the trustee, the conversion agent (if other than the trustee) and such holder of SLP securities being so converted of the daily settlement amount or the daily conversion values, as the case may be, and the amount of cash payable in lieu of delivering any fractional shares of common stock.

An “SLP security” is any SLP global security or any temporary security or physical security issued in exchange for beneficial interests in an SLP global security. “SLP global securities” means the global securities issued and authenticated on March 4, 2016 and identified by CUSIP No. 871503 AL2 and ISIN No. US871503AL27 for SLP global securities that are restricted global securities and by CUSIP No. 871503 AM0 and ISIN No. US871503AM00 for SLP global securities that are unrestricted global securities.

Adjustments to the Conversion Rate

The conversion rate is subject to adjustment from time to time, without duplication, upon the occurrence of any of the following events:

•	If we issue shares of common stock as a dividend or distribution on all of our shares of common stock, the conversion rate will be adjusted based on the following formula:

CR’=CR0×	OS’
OS0

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex date (as defined below) of such dividend or distribution;

CR’	=	the conversion rate in effect immediately after the open of business on the ex date for such dividend or distribution;

OS0	=	the number of shares of common stock outstanding immediately prior to the open of business on the ex date for such dividend or distribution; and

OS’	=	the number of shares of common stock outstanding immediately after such dividend or distribution.

Any adjustment made under this first bullet shall become effective immediately after the open of business on the ex date for such dividend or distribution. If any dividend or distribution of the type described in this first bullet is declared but not so paid or made, then the conversion rate shall be immediately readjusted, effective as of the date our board of directors determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

•	If we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR’=CR0×	OS’
OS0

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the effective date of such share split or share combination;

CR’	=	the conversion rate in effect immediately after the open of business on the effective date of such share split or share combination;

OS0	=	the number of shares of common stock outstanding immediately prior to the open of business on the effective date of such share split or share combination, as the case may be; and

OS’	=	the number of shares of common stock outstanding immediately after such share split or share combination, as the case may be.

Any adjustment made under this second bullet shall become effective immediately after the open of business on the effective date for such share split or share combination.

•

If we distribute to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period expiring not more than 45 days immediately following the date of such distribution, to purchase or subscribe for our shares of common stock at a price per share less than the average of the closing sale prices of our shares of common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement for such distribution, the conversion rate will be increased based on the following formula:

CR’=CR0 ×	OS0 + X
OS0 + Y

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex date for such distribution;

CR’	=	the conversion rate in effect immediately after the open of business on such ex date;

OS0	=	the number of shares of common stock outstanding immediately prior to the open of business on such ex date;

X	=	the total number of shares of common stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the closing sale prices of our shares of common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement for such distribution.

Any increase made under this third bullet will be made successively whenever any such rights, options or warrants are distributed and will become effective immediately after the open of business on the ex date for such distribution. To the extent that common stock is not delivered after expiration of such rights, options or warrants, the conversion rate shall be readjusted, effective as of the date of such expiration, to the conversion rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so distributed, the conversion rate shall be decreased, effective as of the date our board of directors determines not to make such distribution, to the conversion rate that would then be in effect if such ex date for such distribution had not occurred. In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of common stock at less than such average of the closing sale prices for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement for such distribution, and in determining the aggregate offering price of such common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors.

Except in the case of a readjustment of the conversion rate pursuant to the immediately preceding paragraph, the conversion rate shall not be decreased pursuant to this third bullet.

•

If we distribute shares of our capital stock, evidences of our indebtedness or other assets, securities or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our shares of common stock, but excluding:

(i)	dividends or distributions as to which an adjustment was effected pursuant to the first, second and third bullets above;

(ii)

dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to the fifth bullet below or that is excluded from the scope of the fifth bullet below by the parenthetical language preceding the formula in such bullet;

(iii)	distributions of reference property in a transaction described in the section “Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales” below;

(iv)	rights issued pursuant to a rights plan of the company (i.e., a poison pill), except to the extent provided by the indenture; and

(v)	spin-offs to which the provisions set forth in the latter portion of this bullet shall apply,

(any of such shares of capital stock, indebtedness or other assets, securities or property or rights, options or warrants to acquire its capital stock or other securities, the “distributed property”), then, in each such case, the conversion rate will be increased based on the following formula:

CR’=CR0 ×	SP0
SP0 – FMV

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex date for such distribution;

CR’	=	the conversion rate in effect immediately after the open of business on the ex date for such distribution;

SP0	=	the average of the closing sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the ex date for such distribution; and

FMV	=	the fair market value (as determined by our board of directors) of the distributed property distributable with respect to each outstanding share of common stock as of the open of business on the ex date for such distribution.

If our board of directors determines “FMV” for purposes of this fourth bullet by reference to the actual or when issued trading market for any notes, it must in doing so consider the prices in such market over the same period used in computing the closing sale prices of the common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the ex date for such distribution. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, provision shall be made for each holder of a note to receive, for each $1,000 principal amount of notes it holds, at the same time and upon the same terms as holders of our common stock, the amount and kind of distributed property that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex date for such distribution. Any increase made under the portion of this fourth bullet above shall become effective immediately after the open of business on the ex date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased, effective as of the date our board of directors determines not to make such distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this fourth bullet where there has been a payment of a dividend or other distribution on our common stock of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit where such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the spin-off (as defined below)) on a national securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

CR’=CR0 ×	FMV0 + MP0
MP0

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex date for the spin-off;

CR’	=	the conversion rate in effect immediately after the open of business on ex date of the spin-off;

FMV0	=	the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the 10 consecutive trading days immediately following, and including, the ex date for the spin-off (the “valuation period”); and

MP0	=	the average of the closing sale prices of our common stock over the valuation period.

The increase to the conversion rate under the preceding paragraph shall be determined on the last trading day of the valuation period, but will be given effect immediately after the open of business on the ex date for such spin-off. Notwithstanding the foregoing, in respect of any conversion during the valuation period, references in the portion of this fourth bullet related to spin-offs to 10 trading days shall be deemed to be replaced with such lesser number of trading days as have elapsed between the ex date of such spin-off and the conversion date in determining the conversion rate. If the period from and including the ex date for the spin-off to and including the last trading day of the observation period in respect of any conversion of notes is less than 10 trading days, references in the portion of this fourth bullet related to spin-offs with respect to 10 trading days shall be deemed to be replaced, solely in the conversion of the notes, with such lesser number of trading days as have elapsed from, and including, the ex date for the spin-off to, and including, the last trading day of the observation period.

•

If any cash dividend or distribution is made to all or substantially all holders of our common stock (other than a regular, quarterly cash dividend that does not exceed $0.075 per share, which is referred to as the “dividend threshold,” and which is subject to adjustment as described below), the conversion rate will be increased based on the following formula:

CR’=CR0 ×	SP0 – T
SP0 – C

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex date for such dividend or distribution;

CR’	=	the conversion rate in effect immediately after the open of business on the ex date for such dividend or distribution;

SP0	=	the average of the closing sale prices of our common stock over the 10 consecutive trading day period immediately preceding the ex date for such dividend or distribution (or, if we declare such dividend or distribution less than 11 trading days prior to the ex date for such dividend or distribution the reference to 10 consecutive trading days shall be replaced with a smaller number of consecutive trading days that shall have occurred after, and not including, such declaration date and prior to, but not including, the ex date for such dividend or distribution);

T	=	the dividend threshold; provided, that if the dividend or distribution is not a regular cash dividend, then the dividend threshold will be deemed to be zero; and

C	=	the amount in cash per share of common stock we distribute to holders of our common stock.

Any adjustment made under this fifth bullet shall become effective immediately after the open of business on the ex date for such dividend or distribution.

The dividend threshold is subject to adjustment in a manner inversely proportional to, and at the same time as, adjustments to the conversion rate; provided, that no adjustment will be made to the dividend threshold for any adjustment to the conversion rate pursuant to this fifth bullet or an adjustment that occurs pursuant to “—Conversion Rights—Adjustment to the Conversion Rate Upon the Occurrence of a Make-whole Fundamental Change.” Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, provision shall be made for each holder of a note to receive, for each $1,000 principal amount of notes it holds, at the same time and upon the same terms as holders of our common stock, the amount of cash that such holder would have received as if such holder owned a number of shares of common stock equal to the conversion rate on the ex date for such cash dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

Except in the case of a readjustment of the conversion rate pursuant to the last sentence of the immediately preceding paragraph, the conversion rate shall not be decreased pursuant to this fifth bullet.

•

If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock, if the cash and value of any other consideration included in the payment per share of common stock exceeds the average of the closing sale prices of our common stock over the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR’=CR0 ×	AC + (SP’ × OS’)
OS0 × SP’

where,

CR0	=	the conversion rate in effect immediately prior to the close of business on the last trading day of the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires;

CR’	=	the conversion rate in effect immediately after the close of business on the last trading day of the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for shares of common stock purchased in such tender or exchange offer;

OS0	=	the number of shares of common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS’	=	the number of shares of common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP’	=	the average of the closing sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

The increase to the conversion rate under this sixth bullet will occur at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that, for purposes of determining the conversion rate, in respect of any conversion during the 10 trading days immediately following, but excluding, the date that any such tender or exchange offer expires, references within this sixth bullet to 10 consecutive trading days shall be deemed to be replaced with such lesser number of consecutive trading days as have elapsed between the date such tender or exchange offer expires and the relevant conversion date. If we are, or one of our subsidiaries is, obligated to purchase our common stock pursuant to any such tender or exchange offer but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the conversion rate shall be immediately decreased to the conversion rate that would be in effect if such tender or exchange offer had not been made.

Except in the case of a readjustment of the conversion rate pursuant to the last sentence of the immediately preceding paragraph, the conversion rate shall not be decreased pursuant to this sixth bullet.

The “ex date” is the first date on which our common shares trade on the relevant stock exchange, regular way, without the right to receive the issuance, dividend or distribution in question from us or, if applicable, from the seller of common stock on the relevant stock exchange (in the form of due bills or otherwise) as determined by the relevant stock exchange.

The indenture does not require us to adjust the conversion rate for any of the transactions described in the bullets above (other than for share splits or share combinations) if we make provision for each holder of the notes to participate in the transaction, at the same time and upon the same terms as holders of our common stock participate, without conversion, as if such holder held a number of our shares of common stock equal to the conversion rate in effect on the ex date or effective date, as the case may be, of such transaction (without giving effect to any adjustment pursuant to the bullets above on account of such transaction), multiplied by the principal amount (expressed in thousands) of notes held by such holder. If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then:

•	we will not adjust the conversion rate pursuant to the bullets above until the earliest of these triggering events occurs; and

•	we will readjust the conversion rate to the extent any of these rights, options or warrants are not exercised before they expire.

We will not adjust the conversion rate pursuant to the bullets above unless the adjustment would result in a change of at least 1% in the then effective conversion rate. However, we will carry forward any adjustments that we would otherwise have had to make and make such carried forward adjustments with respect to the conversion rate when the cumulative effect of all adjustments not yet made will result in a change of one percent (1%) or more of the conversion rate as last adjusted (or, if never adjusted, the initial conversion rate) and (ii) notwithstanding the foregoing, all such deferred adjustments that have not yet been made shall be made (including any adjustments that are less than one percent (1%) of the conversion rate as last adjusted (or, if never adjusted, the initial conversion rate)) (1) on the effective date of any fundamental change or make-whole fundamental change and (2) on (A) the conversion date (in the case of physical settlement) and (B) on each trading day of any observation period (in the case of cash settlement or combination settlement, and in each case, after such adjustment shall be made such adjustments shall no longer be carried forward and taken into account in any subsequent adjustment to the conversion rate). Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share. To the extent permitted by applicable law and the rules of the relevant stock exchange, we may, from time to time, increase the conversion rate by any amount for a period of at least 25 trading days or any longer period permitted or required by law, if our board of directors has made a determination, which determination shall be conclusive, that such increase is in our best interests. Such conversion rate increase shall be irrevocable during this period. We will give notice of such increase to the trustee and cause such notice, which will include the amount of the increase and the period during which the increase will be in effect, to be sent to each holder of notes at least 15 days prior to the day on which such increase commences. In addition, we may, but are not obligated to, increase the conversion rate as we consider to be advisable in order to avoid or diminish any income tax to any holders of common stock (or rights to purchase common stock) resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes or any other reason. To the extent that we adopt a rights plan (i.e., a poison pill) and such plan is in effect upon conversion of the notes, we shall make provision such that each holder will receive, in addition to, and concurrently with the delivery of, any shares of common stock otherwise due upon conversion, the rights under such rights plan or future rights plan in respect of such shares of common stock, unless the rights have separated from our common stock before the time of conversion, in which case the conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common stock, distributed property as described in the fourth bullet above under this “—Conversion Rights—Adjustments to the Conversion Rate” section, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Events That Will Not Result in Adjustment

The conversion rate will not be adjusted for any transaction or event other than for any transaction or event described above under “—Conversion Rights—Adjustments to the Conversion Rate” and below under “—Conversion Rights—Adjustment to the Conversion Rate Upon the Occurrence of a Make-whole Fundamental Change.” Without limiting the foregoing, the conversion rate will not be adjusted:

•

upon the issuance of any common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of common stock under any plan;

•

upon the issuance of any shares of common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries (or the issuance of any shares of common stock pursuant to any such options or other rights);

•

upon the issuance of any common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the immediately preceding bullet and outstanding as of the date the notes were first issued;

•	for accrued and unpaid interest, if any;

•

repurchases of common stock that are not tender offers or exchange offers of the nature described in the sixth bullet of “—Conversion Rights—Adjustments to the Conversion Rate,” including structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives;

•	solely for a change in the par value of the common stock; or

•

for the issuance of new shares of common stock or securities convertible into or exercisable for shares of our common stock or the right to purchase shares of common stock or such convertible or exchangeable securities, except as described under “—Conversion Rights—Adjustments to the Conversion Rate.”

Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales

If we:

•

reclassify our common stock (other than a change as a result of a subdivision or combination of our common stock to which adjustments described in the second bullet under “—Conversion Rights—Adjustments to the Conversion Rate” apply);

•	are party to a consolidation, merger or binding share exchange; or

•	sell, transfer, lease, convey or otherwise dispose of all or substantially all of our and our subsidiaries’ consolidated property or assets, taken as a whole;

in each case, pursuant to which our common stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, each $1,000 principal amount of converted notes will, from and after the effective time of such event, be convertible into the same kind, type and proportions of consideration that a holder of a number of shares of common stock equal to the conversion rate in effect immediately prior to the relevant event would have received in the relevant event (which we refer to as the “reference property”) and, prior to or at the effective time of the relevant event, we or the successor or purchasing person, as the case may be, will execute with the trustee a supplemental indenture providing for such change in the right to convert the notes; provided, however, that at and after the effective time of the transaction (A) we shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of notes in accordance with the indenture and (B) (I) any amount payable in cash upon conversion of the notes in accordance with the indenture shall continue to be payable in cash, (II) any common stock that we would have been required to deliver upon conversion of the notes in accordance with the indenture shall instead be deliverable in the amount and type of reference property that a holder of that number of shares of common stock would have received in such transaction and (III) the daily VWAP shall be calculated based on the value of a unit of reference property.

If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration determined based in whole or in part upon any form of stockholder election, then (i) the reference property into which the notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election and (ii) the unit of reference property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of common stock. We have agreed in the indenture not to consummate any such transaction unless its terms are consistent with the foregoing. If the holders receive only cash in such transaction, then for all conversions that occur after the effective date of such transaction (A) the consideration due upon conversion of each $1,000 principal amount of notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased pursuant to the indenture), multiplied by the price paid per share of common stock in such transaction and (B) we shall satisfy our conversion obligation by paying cash to converting holders on the third business day immediately following the relevant conversion date.

A change in the conversion right such as this could substantially lessen or eliminate the value of the conversion right. For example, if a third party acquires us in a cash merger, each note would be convertible solely into cash and would no longer be potentially convertible into securities whose value could increase depending on our future financial performance, prospects and other factors. There is no precise, established definition of the phrase “all or substantially all of our and our subsidiaries’ consolidated property or assets, taken as a whole” under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of less than all of our and our subsidiaries consolidated property or assets.

Adjustment to the Conversion Rate Upon the Occurrence of a Make-whole Fundamental Change

If, prior to the maturity date, a make-whole fundamental change (as defined below) occurs, then, as described below under “—The Increase in the Conversion Rate,” we will increase the conversion rate applicable to notes that are surrendered for conversion at any time from, and including, the effective date of the make-whole fundamental change (A) if such make-whole fundamental change does not also constitute a fundamental change, to, and including, the close of business on the date that is thirty (30) business days after the later of (i) the actual effective date of the make-whole fundamental change and (ii) the date we send to holders of the notes the relevant notice of the effective date of any make-whole fundamental change, as described below or (B) if the make-whole fundamental change also constitutes a “fundamental change,” as described under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change,” to, and including, the close of business on the fundamental change repurchase date corresponding to such fundamental change. We refer to this period as the “make-whole conversion period.”

A “make-whole fundamental change” means an event described in the definition of “change in control” set forth below under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change” after giving effect to any exceptions to or exclusions from such definition (including, without limitation, the exception described in the paragraph following such bullets), but without regard to the exclusion set forth in the third bullet of such definition. We will send to each holder written notice of the effective date of any make-whole fundamental change within 10 days after such effective date. We will indicate in such notice, among other things, the last day of the make-whole conversion period.

The Increase in the Conversion Rate

In connection with the make-whole fundamental change, we will increase the conversion rate by reference to the table below, based on the date when the make-whole fundamental change becomes effective, which we refer to as the “effective date,” and the “applicable price.” If the make-whole fundamental change is a transaction or series of related transactions described in the third bullet of the “change in control” definition set forth under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change” and the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for our common stock in the make-whole fundamental change consists solely of cash, then the “applicable price” will be the cash amount paid per share of common stock in the make-whole fundamental change. In all other cases, the “applicable price” will be the average of the closing sale prices per share of common stock for the five consecutive trading days immediately preceding, but excluding, the relevant effective date. Our board of directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate in accordance with the indenture where the ex date of the event occurs, at any time during those five consecutive trading days.

Subject to the provisions set forth under “—Conversion Rights—Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales,” upon surrender of notes for conversion in connection with a make-whole fundamental change, we shall, at our option, satisfy the related conversion obligation by physical settlement, cash settlement or combination settlement in accordance with the indenture. However, if the consideration for our common shares in any make-whole fundamental change described in the third bullet of the change in control definition set forth under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change” is composed entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the applicable price for the transaction and will be deemed to be an amount equal to, per $1,000 principal amount of converted notes, the conversion rate (including any adjustment as described in this section), multiplied by such applicable price. In such event, the conversion obligation will be determined and shall be paid to holders in cash on the third business day following the conversion date. The following table sets forth the number of additional shares per $1,000 principal amount of notes that will be added to the conversion rate applicable to the notes that are converted during the make-whole conversion period. The increased conversion rate will be used to determine the number of shares of common due upon conversion, as described under “—Conversion Rights—Settlement Upon Conversion” above. If an event occurs (other than a make-whole fundamental change as described in this paragraph) that requires an adjustment to the conversion rate, then, on the date and at the time on which such adjustment is so required to be made, each applicable price set forth in the table below under the column titled “Applicable Price” shall be deemed to be adjusted so that such applicable price, at and after such time, shall be equal to the product of:

•	the applicable price as in effect immediately before such adjustment to such applicable price; and

•

the fraction of the numerator of which is the conversion rate in effect immediately before such adjustment to the conversion rate and the denominator of which is the conversion rate to be in effect, immediately after such adjustment to the conversion rate.

In addition, we will adjust the number of additional shares in the table below at the same time, in the same manner in which, and for the same events for which, we must adjust the conversion rate as described under “—Conversion Rights—Adjustments to the Conversion Rate.”

	Applicable Price
Effective Date	$15.40	$15.97	$16.77	$17.57	$18.37	$19.16	$19.96	$20.76	$21.56	$22.36	$23.16	$23.96
March 8, 2016	5.3193	8.5968	7.0500	5.7513	4.6616	3.7478	2.9829	2.3442	1.8125	1.3716	1.0084	0.7117
April 1, 2017	5.3193	8.1737	6.5890	5.2757	4.1895	3.2932	2.5561	1.9522	1.4598	1.0610	0.7405	0.4864
April 1, 2018	5.3193	7.3432	5.7320	4.4274	3.3772	2.5368	1.8687	1.3412	0.9283	0.6087	0.3662	0.1892
April 1, 2019	5.3193	5.7531	4.1143	2.8666	1.9358	1.2552	0.7670	0.4258	0.1976	0.0606	0.0026	0.0000
April 1, 2020	5.3193	4.4621	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
April 1, 2021	5.3193	2.9810	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact applicable price and effective date may not be as set forth in the table above, in which case:

•

if the actual applicable price is between two applicable prices listed in the table above, or the actual effective date is between two effective dates listed in the table above, we will determine the number of additional shares by linear interpolation between the numbers of additional shares set forth for the higher and lower applicable prices, or for the earlier and later effective dates based on a 365-day year, as applicable;

•	if the actual applicable price is greater than $23.96 per share (subject to adjustment in the same manner as the “applicable prices” in the table above), we will not increase the conversion rate; and

•	if the actual applicable price is less than $15.40 per share (subject to adjustment in the same manner as the “applicable prices” in the table above), we will not increase the conversion rate.

In the event of any increase in the conversion rate that would result in the notes in the aggregate becoming convertible into shares of common stock in excess of the share issuance limitations of the listing rules of The Nasdaq Stock Market LLC, we will, at our option (but without delaying delivery of consideration upon any conversion), either obtain stockholder approval of such issuances or deliver cash consideration in lieu of any shares of common stock otherwise deliverable upon conversions in excess of such limitations (calculated based on the applicable settlement amount determined as though we elected cash settlement with respect to those shares of common stock in excess of such limitations).

Our obligation to increase the conversion rate as described above could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness of economic remedies.

Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change

If a “fundamental change,” as described below, occurs, each holder of notes will have the right, at such holder’s option, subject to the terms and conditions of the indenture, to require us to repurchase for cash all or any portion of the holder’s notes in integral multiples of $1,000 principal amount, at a price equal to 100% of the principal amount of the notes to be repurchased (or portion thereof), plus, except as described below, any accrued and unpaid interest to, but excluding, the “fundamental change repurchase date,” as described below. However, if such fundamental change repurchase date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the full amount of accrued and unpaid interest, if any, to, but excluding, such interest payment date shall be paid on such interest payment date to the holder of record of such notes at the close of business on such record date (without any surrender of such notes by such holder), and the fundamental change repurchase price will not include any accrued but unpaid interest.

We must repurchase the notes on a date of our choosing, which we refer to as the “fundamental change repurchase date.” However, the fundamental change repurchase date shall be no later than 35 business days, and no earlier than 20 business days (or as such period may be extended pursuant to the indenture), after the date we send the relevant notice of the fundamental change, as described below. On or before the 20th business day after the consummation of a fundamental change, we must send, or cause to be sent, to all holders of notes in accordance with the indenture, a notice regarding the fundamental change. The notice must state, among other things:

•	the events causing the fundamental change;

•	the date of the fundamental change;

•	the fundamental change repurchase date;

•	the last date on which a holder may exercise its fundamental change repurchase right, which will be the business day immediately preceding the fundamental change repurchase date;

•	the fundamental change repurchase price;

•	the names and addresses of the paying agent and the conversion agent;

•	the procedures that a holder must follow to exercise its fundamental change repurchase right;

•	the conversion rate and any adjustments to the conversion rate that will result from the fundamental change; and

•

that notes with respect to which a holder has delivered a fundamental change repurchase notice may be converted, if otherwise convertible, only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture or if we default in the payment of the fundamental change repurchase price.

To exercise the repurchase right, a holder must deliver a written fundamental change repurchase notice to us (if we are acting as our own paying agent) or to the paying agent no later than the close of business on the business day immediately preceding the fundamental change repurchase date. This written notice must state:

•	the certificate number(s) of the notes that the holder will deliver for repurchase, if they are in certificated form;

•	the principal amount of the notes to be repurchased, which must be an integral multiple of $1,000; and

•	that the notes are to be repurchased by us pursuant to the fundamental change provisions of the indenture.

A holder may withdraw any fundamental change repurchase notice by delivering to us (if we are acting as our own paying agent), or the paying agent a written notice of withdrawal prior to the close of business on the business day immediately preceding the fundamental change repurchase date or such longer period as may be required by law, or if there is a default in the payment of the fundamental change repurchase, at any time during which the default continues. The notice of withdrawal must state:

•	the name of the holder;

•	a statement that the holder is withdrawing its election to require us to repurchase its notes;

•	the certificate number(s) of the notes being withdrawn, if they are in certificated form;

•	the principal amount of notes being withdrawn, which must be an integral multiple of $1,000; and

•	the principal amount, if any, of the notes that remain subject to the fundamental change repurchase notice, which must be an integral multiple of $1,000.

If the notes are not in certificated form, the above notices must comply with applicable DTC procedures. We will pay the fundamental change repurchase price no later than the later of the fundamental change repurchase date and the time of book-entry transfer or delivery of the note, together with necessary endorsements. If the paying agent (in the case of a paying agent other than us) holds as of 11:00 a.m. New York City time on a fundamental change repurchase date, money sufficient to pay the fundamental change repurchase price (plus accrued and unpaid interest, if any), with respect to all notes to be repurchased or paid on such fundamental change repurchase date, payable as herein provided on such fundamental change repurchase date, then (unless there shall be a default in the payment of such aggregate fundamental change repurchase price), except as otherwise provided herein, on and after such date, interest on such notes will cease to accrue, whether or not such notes are delivered to the paying agent. Thereafter, all rights of the relevant holders shall terminate with respect to such securities, other than the right to receive the fundamental change repurchase price plus such accrued and unpaid interest in accordance with the indenture.

A “fundamental change” will be deemed to occur upon the occurrence of a “change in control” or a “termination of trading.”

A “change in control” will be deemed to occur at such time as:

•

any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act) files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner” (as that term is used in Rule 13d-3 under the Exchange Act) of more than 50% of the total outstanding voting power of all classes of our capital stock entitled to vote generally in the election of directors (“voting stock”);

•

the consummation of a sale, transfer, lease, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of our and our subsidiaries’ consolidated property or assets, taken as a whole to any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than us and/or one or more of our direct or indirect subsidiaries (for the avoidance of doubt a merger or consolidation of us with or into another person is not subject to this second bullet);

•

any transaction or series of related transactions is consummated in connection with which (whether by means of merger, exchange, liquidation, tender offer, consolidation, combination, reclassification, recapitalization, acquisition or otherwise) all of our common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash, but excluding the consummation of any merger, exchange, tender offer, consolidation or acquisition of us with or by another person pursuant to which the persons that “beneficially owned,” directly or indirectly, the shares of our voting stock immediately prior to such transaction “beneficially own,” directly or indirectly, immediately after such transaction, shares of the surviving, continuing or acquiring corporation’s voting stock representing at least a majority of the total outstanding voting power of all outstanding classes of voting stock of the surviving, continuing or acquiring corporation in substantially the same proportion relative to each other as such ownership immediately prior to such transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction; or

•	the adoption of a plan relating to our liquidation or dissolution.

Notwithstanding the foregoing, (x) any transaction that constitutes a change in control pursuant to both the first bullet and third bullet above shall be deemed to be a change in control solely under the third bullet above and (y) a transaction or transactions described in any of the first three bullets above (including any merger solely for the purpose of changing our jurisdiction of incorporation) will not constitute a change in control if (i) at least 90% of the consideration received or to be received by holders of our common stock or reference property into which the notes have become convertible pursuant to “—Conversion Rights—Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales” (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in connection with such transaction or transactions consists of common equity listed or quoted on the New York Stock Exchange, NYSE MKT LLC,

The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market (or any of their respective successors) or any other U.S. national securities exchange (or which will be so traded when issued or exchanged in connection with such consolidation or merger) and (ii) as a result of such transaction or transactions, the notes become convertible into or exchangeable for such consideration as described in “—Conversion Rights—Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales.”

There is no precise, established definition of the phrase “all or substantially all of the consolidated property or assets of our and our subsidiaries, taken as a whole” under applicable law. Accordingly, there may be uncertainty as to whether a sale, transfer, lease, conveyance or other disposition of less than all of our consolidated property or assets would permit a holder to exercise its right to have us repurchase its notes in accordance with the fundamental change provisions described above.

A “termination of trading” is deemed to occur if our common stock (or other common equity into which the notes are then convertible) is not listed for trading on any of the New York Stock Exchange, NYSE MKT LLC, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market (or any of their respective successors) or any other U.S. national securities exchange.

We may not have the financial resources, and we may not be able to arrange for financing, to pay the fundamental change repurchase price for all notes holders have elected to have us repurchase. Furthermore, the terms of our existing or future indebtedness may limit our ability to pay the repurchase price to repurchase notes. Our failure to repurchase the notes when required would result in an event of default with respect to the notes. The exercise by holders of the notes of their right to require us to repurchase their notes upon a fundamental change could cause a default under our other outstanding indebtedness, even if the fundamental change itself does not. We may in the future enter into transactions, including recapitalizations, that would not constitute a fundamental change but that would increase our debt or otherwise adversely affect holders. The indenture for the notes does not restrict our or our subsidiaries’ ability to incur indebtedness, including senior or secured indebtedness. Our incurrence of additional indebtedness could adversely affect our ability to service our indebtedness, including the notes. In addition, the fundamental change repurchase feature of the notes would not necessarily afford holders of the notes protection in the event of highly leveraged or other transactions involving us that may adversely affect holders of the notes. See “Risk Factors—We will not be obligated to purchase the notes upon the occurrence of all significant transactions that are likely to affect the market price of our shares of common stock and/or the trading price of the notes.” Furthermore, the fundamental change repurchase feature of the notes may in certain circumstances deter or discourage a third party from acquiring us, even if the acquisition may be beneficial to a holder. See “Risk Factors—The fundamental change and make-whole fundamental change provisions may delay or prevent an otherwise beneficial takeover attempt of us.” In connection with any fundamental change offer, we will, to the extent applicable:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and Regulation 14E under the Exchange Act and all other applicable laws;

•	file a Schedule TO or any other required schedules under the Exchange Act or other applicable laws; and

•

otherwise comply with all applicable United States federal and state securities laws in connection with any offer by us to repurchase the notes; provided that any time period specified in this section “Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change” shall be extended to the extent necessary for such compliance.

No notes may be repurchased by us under this section on any date if, on such date, the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

Holders May Require Us to Repurchase Their Notes on or after March 4, 2020

On and after March 4, 2020, each holder of notes will have the right, at such holder’s option, subject to the terms and conditions of the indenture, to require us to repurchase for cash all or any portion of the holder’s notes that is equal to $1,000 in principal amount or in integral multiples of $1,000 principal amount, at a price equal to 100% of the principal amount of the notes to be repurchased (or portion thereof), plus, except as described below, any accrued and unpaid interest to, but excluding, the “investor repurchase date,” as described below. However, if such investor repurchase date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the full amount of accrued and unpaid interest, if any, to, but excluding, such interest payment date shall be paid on such interest payment date to the holder of record of such notes at the close of business on such record date (without any surrender of such notes by such holder), and the investor repurchase price will not include any accrued but unpaid interest.

To exercise this repurchase right, a holder must deliver a written investor repurchase notice to us (if we are acting as our own paying agent) or to the paying agent no earlier than 60 days and no later than 30 days (or as such period may be extended pursuant to the terms of the indenture) than the proposed investor repurchase date, which date shall be no earlier than April 4, 2020 and no later than May 4, 2020. This written notice must state:

•	the certificate number(s) of the notes that the holder will deliver for repurchase, if they are in certificated form;

•	the principal amount of the notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

•	that the notes are to be repurchased by us pursuant to the investor repurchase provisions of the indenture.

A holder may withdraw any investor repurchase notice by delivering to us (if we are acting as our own paying agent), or the paying agent a written notice of withdrawal prior to the close of business on the business day immediately preceding the investor repurchase date, or if there is a default in the payment of the investor repurchase, at any time during which the default continues.

If the notes are not in certificated form, the above notices must comply with applicable DTC procedures. We will pay the investor repurchase price no later than the later of the investor repurchase date and the time of book-entry transfer or delivery of the note, together with necessary endorsements. If the paying agent (in the case of a paying agent other than us) holds as of 11:00 a.m. New York City time on an investor repurchase date, money sufficient to pay the investor repurchase price (plus accrued and unpaid interest if any), with respect to all notes to be repurchased or paid on such investor repurchase date, payable as herein provided on such investor repurchase date, then (unless there shall be a default in the payment of such aggregate investor repurchase price), except as otherwise provided herein, on and after such date, interest on such notes will cease to accrue, whether or not such notes are delivered to the paying agent. Thereafter, all rights of the relevant holders shall terminate with respect to such securities, other than the right to receive the investor repurchase price plus such accrued and unpaid interest in accordance with the indenture.

We may not have the financial resources, and we may not be able to arrange for financing, to pay the investor repurchase price for all notes holders have elected to have us repurchase. Furthermore, the terms of our existing or future indebtedness may limit our ability to pay the repurchase price to repurchase notes. Our failure to repurchase the notes when required would result in an event of default with respect to the notes. The exercise by holders of the notes of their right to require us to repurchase their notes could cause a default under our other outstanding indebtedness. We may in the future enter into transactions, including recapitalizations, that would increase our debt or otherwise adversely affect holders. The indenture does not restrict our or our subsidiaries’ ability to incur indebtedness, including senior or secured indebtedness. Our incurrence of additional indebtedness could adversely affect our ability to service our indebtedness, including the notes. In addition, the investor repurchase feature of the notes would not necessarily afford holders of the notes protection in the event of highly leveraged or other transactions involving us that may adversely affect holders of the notes. See “Risk Factors—We will not be obligated to purchase the notes upon the occurrence of all significant transactions that are likely to affect the market price of our shares of common stock and/or the trading price of the notes.”

No notes may be repurchased by us under this section on any date if, on such date, the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

Optional Redemption

We may not redeem the notes prior to March 4, 2020. On and after March 4, 2020, we may, at our option, redeem for cash any or all of the notes, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date; provided that the closing sale price of our common stock for 20 or more trading days (including the final three trading days) in the period of at least 30 consecutive trading days ending on the trading day immediately prior to the date of the redemption notice is equal to or exceeds 150% of the applicable conversion price for the notes on each applicable trading day.

However, in the case of a redemption of any SLP securities in whole or in part, we must have on file with the SEC an effective shelf registration statement on Form S-3 (or any successor form) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering our common stock. In addition, to the extent such SLP securities constitute “registrable securities” under the investment agreement, dated February 3, 2016, by and among us and Silver Lake Partners IV Cayman (AIV II), L.P., as amended (the “investment agreement”), if there is a “blackout period” (as defined in the investment agreement) covering any time during the period from and including the tenth (10th) trading day prior to the redemption date to and including the trading day immediately prior to the redemption date, which we refer to as the “open period,” then we must, as promptly as practicable, notify the trustee and the holders of the SLP securities (and the beneficial owners parties thereto of the SLP securities) that there is such a blackout period, and notwithstanding anything herein to the contrary, the notice of redemption shall automatically be deemed withdrawn with respect to the SLP securities (such time referred to as the “withdrawal time”), and the holders of the SLP securities shall have the right, upon notice to us and the trustee delivered within 3 business days after the withdrawal time to rescind any conversion notice that is pending as of the withdrawal time and/or to rescind any conversion of SLP securities pursuant to the indenture with respect to which the settlement amount has, as of the withdrawal time, not yet been delivered to such holder or its designee.

We will give a written notice of redemption not less than 50 days (with respect to any redemption of SLP securities) or less than 30 days (with respect to any redemption of notes that are not SLP securities), and not more than 60 days prior to the redemption date, unless a shorter period is specified in the notes to be redeemed to each record holder of notes to be redeemed at their addresses set forth in the security register, provided however that we shall not deliver any notice of redemption to any holder at any time there exists any default or event of default. The notice will state, among other things:

•	the redemption date;

•	the redemption price;

•	that holders have a right to convert the notes called for redemption upon satisfaction of the requirements set forth in “—Conversion Rights” above;

•	the time at which the holders’ right to convert the notes called for redemption will expire, which will be the close of business on the business day immediately preceding the redemption date;

•	the conversion rate, any adjustments thereto, and the settlement method that shall apply during the redemption period;

•	the procedures a holder must follow to convert its notes;

•

if less than all the outstanding notes of any series consisting of more than a single note are to be redeemed, the identification (and, in the case of partial redemption of any such notes, the principal amounts) of the particular notes to be redeemed and, if less than all the outstanding notes of any series consisting of a single note are to be redeemed, the principal amount of the particular note to be redeemed;

•

that on the redemption date the redemption price will become due and payable upon each such note to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date; and

•	the place or places where each such note is to be surrendered for payment of the redemption price.

Until and including the date that is 30 days prior to the redemption date, we may revoke, in whole, but not in part, any notice of redemption of SLP securities delivered pursuant to the indenture.

If the notes are not in certificated form, the above notice must comply with applicable DTC procedures. We will pay the redemption price no later than the redemption date. Upon surrender of any such note for redemption in accordance with said repurchase notice, such note shall be paid by us at the redemption price, together with accrued interest to the redemption date, if any; provided, however, that installments of interest due on or prior to the redemption date will be payable to the holders of such notes, or one or more predecessor notes, registered as such at the close of business on the relevant record dates according to their terms. If the paying agent (in the case of a paying agent other than us) holds as of 11:00 a.m. New York City time on a redemption date, money sufficient to pay the redemption price (plus accrued and unpaid interest, if any), with respect to all notes to be redeemed on such redemption date, payable as herein provided on such redemption date, then (unless there shall be a default in the payment of such aggregate redemption price), except as otherwise provided herein, on and after such date, interest on such notes will cease to accrue, whether or not such notes are delivered to the paying agent. Thereafter, all rights of the relevant holders shall terminate with respect to such securities, other than the right to receive the redemption price plus such accrued and unpaid interest in accordance with the indenture.

If fewer than all of the outstanding notes are to be redeemed, by not more than 45 days prior to the redemption date, the trustee will select the notes to be redeemed in principal amounts of $1,000 or multiples of $1,000 by lot in accordance with DTC procedures or on a pro-rata basis, provided that each of the redeemed portion and the unredeemed portion of the principal amount of any note shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such note. If any note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the note so selected, the converted portion of such note shall be deemed (so far as may be) to be the portion selected for redemption. Notes which have been converted during a selection of notes to be redeemed shall be treated by the trustee as outstanding for the purpose of such selection.

No notes may be redeemed by us on any date if, on such date, if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded by the holders of the notes, on or prior to the redemption date.

In addition, we may acquire notes by means other than a redemption, whether by tender or exchange offer, open market purchases, privately negotiated transactions or similar transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the indenture or our other financing agreements.

Consolidation, Merger and Sale of Assets

The indenture prohibits us from consolidating with or merging with or into, or selling, transferring, leasing, conveying or otherwise disposing of all or substantially all of our and our subsidiaries’ consolidated property or assets, taken as a whole, to, another person (other than one or more of our subsidiaries), whether in a single transaction or series of related transactions, unless, among other things:

•

we are the continuing person or such other person is organized and existing under the laws of the United States, any state of the United States or the District of Columbia, such other person assumes all of our obligations under the notes and the indenture, and following such transaction or series or related transactions the reference property does not include interests in an entity that is a partnership for U.S. federal income tax purposes; and

•	immediately after giving effect to such transaction or series of transactions, no default or event of default shall have occurred and be continuing under the indenture.

When the successor assumes all of our obligations under an indenture, except in the case of a lease, our obligations under the indenture will terminate. Some of the transactions described above could constitute a fundamental change that permits holders to require us to repurchase their notes, as described under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change.” There is no precise, established definition of the phrase “all or substantially all of our and our subsidiaries’ consolidated property or assets, taken as a whole” under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of less than all of our and our subsidiaries’ consolidated property or assets.

Events of Default

The following are events of default under the indenture for the notes:

•

our failure to pay the principal of any note when due, whether on the maturity date, on a fundamental change repurchase date with respect to a fundamental change, on an investor repurchase date, on a redemption date, upon acceleration or otherwise;

•	our failure to pay an installment of interest on any note when due, if the failure continues for 30 days after the date when due;

•	our failure to satisfy our conversion obligations upon the exercise of a holder’s conversion right and such failure continues for a period of three (3) business days;

•

our failure to comply with our obligations (including the obligation to deliver a fundamental change notice) under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change” and “—Consolidation, Merger and Sale of Assets” above;

•

our failure to comply with any other term, covenant or agreement contained in the notes or the indenture, if the failure is not cured within 60 days after notice to us by the trustee or to the trustee and us by holders of at least 25% in aggregate principal amount of the notes then outstanding, in accordance with the indenture;

•

failure to make any payment at maturity, including any applicable grace period, on any of our indebtedness (other than indebtedness we owe to any of our subsidiaries) outstanding in an amount in excess of $100,000,000 and

•

continuance of this failure to pay or (ii) there is a default on any of our indebtedness (other than indebtedness we owe to any of our subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $100,000,000 without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (i) or (ii) above, for a period of 30 days after written notice thereof to us by the trustee or to the trustee and us by holders of not less than 25% in principal amount of outstanding notes, provided, however, that if any failure, default or acceleration referred to in clause (i) or (ii) above ceases or is cured, waived, rescinded or annulled, then the event of default will be deemed cured; and

•	certain events of bankruptcy, insolvency or reorganization with respect to us.

If an event of default, other than an event of default referred to in the last bullet above, has occurred and is continuing, either the trustee, by notice to us, or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by notice to us and the trustee, may declare 100% of the principal of, and any accrued and unpaid interest on, all notes to be immediately due and payable. In the case of an event of default referred to in the last bullet above, 100% of the principal of, and accrued and unpaid interest on, all notes will automatically become immediately due and payable. Notwithstanding the paragraph above, for the first 360 days immediately following an event of default relating to our obligations as set forth in the second paragraph under the heading “—Annual Reports” below or for failure to comply with the requirements of Section 314(a)(1) of the TIA (at any time such section is applicable to the indenture, if any) (which will be the 61st day after written notice is provided to us of the default as described in the fifth bullet above, unless such failure is cured or waived prior to such 61st day), the sole remedy for any such event of default shall, at our election, be the accrual of additional interest on the notes at a rate per year equal to (i) 0.25% of the outstanding principal amount of the notes for the first 180 days following the occurrence of such event of default and (ii) 0.50% of the outstanding principal amount of the notes for the next 180 days after the first 180 days following the occurrence of such event of default, in each case, payable semi-annually at the same time and in the same manner as regular interest payments on the notes. This additional interest will accrue on all outstanding notes from, and including the date on which such event of default first occurs to, and including, the 180th day thereafter (or such earlier date on which such event of default shall have been cured or waived). On and after the 361st day immediately following an event of default relating to our obligations as set forth under the heading “—Annual Reports” below, if we elected to pay the additional interest, such additional interest will cease to accrue and, if such event of default has not been cured or waived prior to such 361st day, either the trustee, by written notice to us, or the holders of not less than 25% in aggregate principal amount of the notes then outstanding, by written notice to us and the trustee, may immediately declare the principal amount of the notes and any accrued and unpaid interest through the date of such declaration, to be immediately due and payable. If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of a portion of the value of the notes to the embedded warrant or otherwise), the court could disallow recovery of any such portion. After any acceleration of the notes, the holders of a majority in aggregate principal amount of the notes by written notice to the trustee, may rescind or annul such acceleration in certain circumstances, if:

•	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

•	all events of default, other than the non-payment of accelerated principal or interest, have been cured or waived (or are waived concurrently with such rescission or annulment); and

•	all amounts due to the trustee have been paid.

The indenture does not obligate the trustee to exercise any of its rights or powers at the request or demand of the holders, unless the holders have offered to the trustee security or indemnity that is satisfactory to the trustee against the costs, expenses and liabilities that the trustee may incur to comply with the request or demand. Subject to the relevant provisions of the indenture, applicable law and the trustee’s rights to indemnification, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

No holder will have any right to institute any suit, action or proceeding in equity or in law upon or under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:

•	the holder previously shall have given the trustee written notice of a continuing event of default;

•

the holders of at least 25% in aggregate principal amount of the notes then outstanding shall have made a written request to the trustee to institute such action, suit or proceeding in its own name as trustee;

•

the holder or holders shall have offered and, if requested, provided the trustee indemnity satisfactory to the trustee against any loss, liability or expense in connection with pursuing such remedy; and

•

the trustee shall have failed to comply with the request for 60 days after receipt of such notice, request and offer of indemnity, and during such 60 day period, the holders of a majority in aggregate principal amount of the notes then outstanding have not given the trustee a direction that is inconsistent with the request.

However, the above limitations do not apply to a suit by a holder to enforce:

•	the payment of all amounts due with respect to the notes (including any principal, interest, or the fundamental change repurchase price, the investor repurchase price or the redemption price);

•	the right to convert that holder’s notes in accordance with the indenture; or

•	the right to bring suit for the enforcement of any such payment or conversion.

Except as provided in the indenture, the holders of a majority of the aggregate principal amount of outstanding notes may, by written notice to the trustee, waive on behalf of all holders of notes any past default or event of default and its consequences, other than a default or event of default:

•

in the payment of principal of, or interest on, any note or in the payment of the fundamental change repurchase price, the investor repurchase price or the redemption purchase price, as the case may be;

•	arising from our failure to convert any note in accordance with the indenture; or

•	in respect of any provision under the indenture that cannot be modified or amended without the consent of the holders of each outstanding note affected, if:

•

all existing defaults or events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by the declaration of acceleration, have been cured or waived; and

•	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

We will notify the trustee within 30 days of our becoming aware of the occurrence of any default or event of default. In addition, the indenture requires us to furnish to the trustee, within one hundred twenty (120) calendar days after the end of each fiscal year, commencing with the fiscal year ending April 1, 2017, a certificate from the principal executive, financial or accounting officer of the company stating that such officer has conducted or supervised a review of the activities of the company and our performance of obligations under the indenture and the notes and that, based upon such review, no default or event of default exists thereunder or, if a default or event of default exists, specifying such event, status and the remedial action proposed to be taken by us with respect to such default or event of default. If a default or event of default has occurred and the trustee has received notice of the default or event of default in accordance with the indenture, or as to which a responsible officer of the trustee who shall have direct responsibility for the administration of the indenture shall have actual knowledge, the trustee must send to each registered holder of notes a notice of the default or event of default within 30 days after receipt of the notice or after acquiring such knowledge, as applicable. However, the trustee need not send the notice if the default or event of default:

•	has been cured or waived; or

•

is not in the payment or delivery of any amounts due (including principal, interest, the fundamental change repurchase price, the investor repurchase price, the redemption price or the consideration due upon conversion) with respect to any note and the trustee in good faith determines that withholding the notice is in the best interests of the holders.

Modification and Waiver

We may amend or supplement the indenture or the notes with the consent of the holders of at least a majority in aggregate principal amount of the outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes). In addition, subject to certain exceptions, the holders of a majority in aggregate principal amount of the outstanding notes may waive by consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) our compliance with any provision of the indenture or notes. However, without the consent of the holders of each outstanding note affected, no amendment, supplement or waiver may:

•	change the stated maturity of the principal of, or the payment date of any installment of interest on, any note;

•	reduce the principal amount of any note, or any interest on, any note or alter or waive the provisions with respect to the redemption of such note;

•	change the place or currency of payment of principal of, or interest on, any note;

•

impair the right of any holder to receive any payment on, or with respect to, or any delivery or payment due upon the conversion of, any note or impair the right to institute a suit for the enforcement of any delivery or payment on, or with respect to, or due upon the conversion of, any note;

•

modify, in a manner adverse to the holders of the notes, our obligations relating to the right of the holders to require us to repurchase notes upon a fundamental change or to repurchase notes on or after March 4, 2020;

•	adversely affect the right of the holders of the notes to convert their notes in accordance with the indenture;

•	reduce the percentage in aggregate principal amount of outstanding notes whose holders must consent to a modification to or amendment of any provision of the indenture or the notes; or

•

modify certain provisions of the indenture that require each holder’s consent or the provisions relating to the waiver of defaults, except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.

Notwithstanding the foregoing or anything to the contrary, so long as any SLP securities are outstanding, without the consent of the holders of 100% of the aggregate principal amount of the SLP securities, an amendment, supplement or waiver, including a waiver of a past default, may not modify any provision contained in the indenture specifically and uniquely applicable to the SLP securities in a manner adverse to the holders of, or the holders of a beneficial interest in, the SLP securities.

We may amend or supplement the indenture or the notes without notice to or the consent of any holder of the notes to:

•

evidence the assumption of our obligations under the indenture and notes by a successor upon our consolidation or merger or the sale, transfer, lease, conveyance or other disposition of all or substantially all of our and our subsidiaries’ consolidated property or assets, taken as a whole in accordance with the indenture;

•

make adjustments in accordance with the indenture to the right to convert the notes upon certain reclassifications in our common stock and certain consolidations, mergers and binding share exchanges and upon the sale, transfer, lease, conveyance or other disposition of all or substantially all of our and our subsidiaries’ consolidated property or assets, taken as a whole;

•	secure our obligations in respect of the notes or add guarantees with respect to the notes;

•	evidence and provide for the appointment of a successor trustee pursuant to the terms of the indenture;

•

comply with the provisions of any securities depository, including DTC, clearing agency, clearing corporation or clearing system, or the requirements of the trustee or the registrar, relating to transfers and exchanges of any applicable notes pursuant to the indenture;

•	add to our covenants or events of default for the benefit of the holders of the notes or to surrender any right or power conferred upon us;

•	make provision with respect to adjustments to the conversion rate as required by the indenture or to increase the conversion rate in accordance with the indenture;

•	irrevocably elect or eliminate one or more settlement methods and/or irrevocably elect a minimum specified dollar amount;

•	to make any change that does not adversely affect the rights of any holder;

•	to permit the conversion of the notes into reference property in accordance with the indenture; or

•	comply with the requirement of the SEC in order to effect or maintain the qualification of the indenture and any supplemental indenture under the TIA.

In addition, we and the trustee may enter into a supplemental indenture without the consent of holders of the notes in order to cure any ambiguity, defect, omission or inconsistency in the indenture in a manner that does not materially adversely affect the rights of any holder in any respect.

Discharge

We may generally satisfy and discharge our obligations under the indenture:

•	by delivering all outstanding notes to the trustee for cancellation; or

•

if after such notes have become due and payable at their scheduled maturity, upon conversion or repurchase upon fundamental change, an investor repurchase or redemption, by irrevocably depositing with the trustee or the paying agent (if the paying agent is not us or any of our affiliates) cash (or, in the case of conversion, delivering to the holders cash, common stock (and cash in lieu of any fractional shares) or a combination thereof, as applicable, solely to satisfy our conversion obligation) sufficient to satisfy all obligations due on all outstanding notes and paying all other sums payable under the indenture.

Calculations in Respect of Notes

We and our agents are responsible for making all calculations called for under the indenture and notes. These calculations include, but are not limited to, determination of the closing sale price of our common stock, the number of shares deliverable upon conversion of the notes, adjustments to the conversion price and the conversion rate, the daily VWAPs, the daily settlement amounts, the daily conversion values, the conversion rate of the notes, the amount of conversion consideration deliverables in respect of any conversion and amounts of interest payable on the notes. We and our agents will make all of these calculations in good faith, and, absent manifest error, these calculations will be final and binding on all holders of notes. We will provide a copy of these calculations to the trustee (and conversation agent if not the trustee), as required, and the trustee is entitled to conclusively rely on the accuracy of our calculations without independent verification.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the notes or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a note, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the notes. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Annual Reports

We must provide the trustee with a copy of the reports we must file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act no later than the date 15 business days after such reports must be filed with the SEC (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). The filing of these reports with the SEC through its EDGAR database within the time periods for filing the same under the Exchange Act (taking into account any applicable grace periods provided thereunder) will satisfy our obligation to furnish those reports to the trustee. To the extent the TIA then applies to the indenture, we will comply with TIA §314(a). In addition, while the notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, we will, during any period in which we are not subject to Section 13 or 15(d) of the Exchange Act, furnish to holders of the notes and prospective investors, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Unclaimed Money

Subject to applicable escheatment laws, if money deposited with the trustee or paying agent for the payment of principal of, or accrued and unpaid interest on, the notes remains unclaimed for two years, the trustee and paying agent will pay the money back to us upon our written request. After the trustee or paying agent pays the money back to us, holders of notes entitled to the money must look to us for payment as general creditors, subject to applicable law, and all liability of the trustee and the paying agent with respect to the money will cease.

Purchase and Cancellation

The registrar, paying agent and conversion agent will forward to the trustee any notes surrendered to them for transfer, exchange, payment or conversion, and the trustee will promptly cancel those notes in accordance with its customary procedures. We will not issue new notes to replace notes that we have paid or delivered to the trustee for cancellation or that any holder has converted.

We may, to the extent permitted by law, purchase notes in the open market or by tender offer at any price or by private agreement. We may, at our option surrender to the trustee for cancellation any notes we purchase in this manner. Notes surrendered to the trustee for cancellation may not be reissued or resold and will be promptly cancelled.

Replacement of Notes

We will replace mutilated, lost, destroyed or stolen notes at the holder’s expense upon delivery to the trustee of the mutilated notes or evidence of the loss, destruction or theft of the notes satisfactory to the trustee and us. In the case of a lost, destroyed or stolen note, we or the trustee may require, at the expense of the holder, indemnity (including in the form of a bond) reasonably satisfactory to us and the trustee.

Trustee and Transfer Agent

The trustee for the notes is Wells Fargo Bank, National Association. We have appointed the trustee as the initial paying agent, registrar and conversion agent with regard to the notes. The indenture permits the trustee to deal with us and any of our affiliates with the same rights the trustee would have if it were not trustee. Wells Fargo Bank, National Association. and its affiliates have in the past provided or may from time to time in the future provide banking and other services to us in the ordinary course of their business.

The holders of a majority in aggregate principal amount of the notes then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain exceptions. If an event of default occurs and is continuing, the trustee must exercise its rights and powers under the indenture using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The indenture does not obligate the trustee to exercise any of its rights or powers at the request or demand of the holders, unless the holders have offered to the trustee security or indemnity that is satisfactory to the trustee against the costs, expenses and liabilities that the trustee may incur to comply with the request or demand.

Listing and Trading

We do not intend to apply for listing of the notes on any securities exchange or to arrange for their quotation on any interdealer quotation system. Our common stock is listed for trading on The Nasdaq Global Market.

Registration Rights

We and the initial holders of the notes are parties to the investment agreement with respect to the notes, which provides the selling securityholders with certain registration rights. Pursuant to the investment agreement, we have agreed to use our reasonable efforts to keep the shelf registration statement of which this prospectus is a part effective until the earliest of (i) such time as all registrable securities have been sold in accordance with the plan of distribution disclosed in this prospectus; and (ii) such time there otherwise cease to be any registrable securities.

Form, Denomination and Registration of Notes

The notes have been issued in registered form, without interest coupons, in minimum denominations and integral multiples of $1,000 principal amount, in the form of securities as set forth in the indenture. The trustee need not register the transfer of or exchange any note for which a fundamental change repurchase notice, investor repurchase notice or redemption notice has been delivered, and not withdrawn, except (i) if we default in the payment of the fundamental change repurchase price, investor repurchase price or the redemption price or (ii) with respect to that portion of the notes not being repurchased or redeemed.

Physical securities may be issued in exchange for interests in a global security solely pursuant to the indenture. So long as the notes, or portion thereof, are eligible for book-entry settlement with the depository, unless otherwise required by law, subject to the indenture, such notes may be represented by one or more notes in global form registered in the name of the depository or the nominee of the depository (“global securities”). The transfer and exchange of beneficial interests in any such global securities shall be effected through the depositary in accordance with the indenture and the applicable procedures of the depository. Except as provided in the indenture, beneficial owners of a global security shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical securities and such beneficial owners will not be considered holders of such global security. Any global securities shall represent such amount of the outstanding notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding notes from time to time endorsed thereon and that the aggregate amount of outstanding notes represented thereby may from time to time be increased or reduced to reflect issuances, repurchases, redemptions, conversions, transfers or exchanges permitted hereby. Any endorsement of a global security to reflect the amount of any increase or decrease in the amount of outstanding notes represented thereby shall be made by the trustee or the custodian for the global security, at the written direction of the Trustee, in such manner and upon instructions given by the holder of such notes in accordance with the indenture. Payment of principal of, and interest on, any global securities (including the fundamental change repurchase price, investor repurchase price or redemption price, if applicable) shall be made to the depository in immediately available funds.

We will not impose a service charge in connection with any transfer or exchange of any note.

Governing Law

The indenture and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, are governed by and will be construed in accordance with the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation, as amended, including that certain Certificate of Designations of Series A Junior Preferred Stock of Symantec Corporation, dated June 25, 2015, and our bylaws, as amended, each of which has been publicly filed with the SEC. See the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” above.

Our authorized capital stock consists of 3,000,000,000 shares of common stock, par value $0.01 per share, 1,000,000 shares of preferred stock, par value $0.01 per share and 1 share of special voting stock, par value $1.00 per share. Of our authorized shares of preferred stock, 100,000 shares are designated as Series A Junior Preferred Stock. As of July 5, 2019, there are 21,387.6147 shares of Series A Junior Preferred Stock and no shares of special voting stock presently outstanding.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “SYMC.” The transfer agent for our common stock is Computershare Investor Services, P.O. Box 30170, College Station, TX 77842.

Common Stock

Each holder of our common stock is entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Cumulative voting for the election of directors is not provided for in our certificate of incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. Subject to preferences that may apply to shares of our preferred stock outstanding at the time, if any, holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the time and in amounts as may be determined by our board of directors from time to time. Upon a liquidation, dissolution or winding-up of the company, the assets legally available for distribution to stockholders are distributable ratably among the holders of our common stock outstanding at that time after payment of any liquidation preferences on any outstanding preferred stock, if any. Our common stock is not entitled to preemptive rights and is not subject to conversion or redemption.

Preferred Stock

Our board of directors is authorized to establish out of our authorized shares of preferred stock one or more classes or series of preferred stock having the designation, powers, preferences, rights, qualifications, limitations and restrictions, the board of directors may determine. As of July 5, 2019, 100,000 shares have been reserved and designated Series A Junior Preferred Stock, 21,387.6147 of which are issued and outstanding. These shares are held by one of our wholly-owned subsidiaries. Each share of Series A Junior Preferred Stock is convertible into 10,000 shares of common stock. Holders of shares of Series A Junior Preferred Stock have substantially the same dividend, distribution, voting and liquidation rights as our common stock on an as-converted basis. Non-cash dividends or distributions paid to the holder of Series A Junior Preferred Stock need not be paid in the same kind of non-cash property that is paid to the holders of common stock.

The issuance of preferred stock may have the effect of delaying or preventing a change in control of us without further action by our stockholders. The issuance of shares of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock.

Anti-Takeover Provisions

The provisions of the Delaware General Corporation Law (the “DGCL”) and our certificate of incorporation and bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of us.

We are subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” with an “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, unless:

•

the board of directors of the corporation approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, prior to the time the interested stockholder attained that status;

•

upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

With certain exceptions, an “interested stockholder” is a person or group who or which owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

In general, Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

A Delaware corporation may “opt out” of this provision with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. However, we have not “opted out” of this provision. Section 203 could prohibit or delay mergers or other takeover or change-in-control attempts and, accordingly, may discourage attempts to acquire us.

PLAN OF DISTRIBUTION

The selling securityholders, including their pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the Securities covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

The selling securityholders will not pay any of the costs, expenses and fees incurred in connection with the registration and sale of the Securities covered by this prospectus, but they will pay any and all underwriting discounts and commissions, agency fees, brokers’ commissions and transfer taxes, if any, attributable to sales of the Securities. We will not receive any proceeds from the sale of the Securities covered hereby.

The selling securityholders may sell the Securities covered by this prospectus from time to time, and may also decide not to sell all or any of the Securities that they are allowed to sell under this prospectus. The selling securityholders will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the selling securityholders in one or more types of transactions, which may include:

•

purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholders and/or the purchasers of the Securities for whom they may act as agent;

•

one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	ordinary brokerage transactions or transactions in which a broker solicits purchases;

•	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

•	the pledge of Securities for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of Securities;

•	short sales or transactions to cover short sales relating to the Securities;

•	one or more exchanges or over the counter market transactions;

•

through distribution by a selling securityholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

•	privately negotiated transactions;

•	the writing of options, whether the options are listed on an options exchange or otherwise;

•	distributions to creditors and equity holders of the selling securityholders; and

•	any combination of the foregoing, or any other available means allowable under applicable law.

A selling securityholder may also resell all or a portion of its Securities in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144 and all applicable laws and regulations.

The selling securityholders may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell securities covered by this prospectus, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in the Company’s common stock. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares pledged by the selling securityholder or borrowed from the selling securityholders or others to settle such third-party sales or to close out any related open borrowings of the Company’s common stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in a supplement or a post-effective amendment to the registration statement of which this prospectus is a part as may be required.

In addition, the selling securityholders may engage in hedging transactions with broker-dealers in connection with distributions of Securities or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell securities short and redeliver securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The selling securityholders also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the Securities so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those Securities to investors in our securities or the selling securityholders’ securities or in connection with the offering of other securities not covered by this prospectus.

To the extent necessary, the specific terms of the offering of Securities, including the specific Securities to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any underwriter, broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to underwriters or agents or paid or allowed to dealers will be set forth in a supplement to this prospectus or a post-effective amendment to this Registration Statement of which this prospectus forms a part. The selling securityholders may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase Securities from the selling securityholders at the public offering price listed in the applicable prospectus supplement. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. Any contracts like this will be described in and be subject to the conditions set forth in a supplement to this prospectus or a post-effective amendment to this Registration Statement of which this prospectus forms a part.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling securityholders. Broker-dealers or agents may also receive compensation from the purchasers of Securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in the resales.

In connection with sales of Securities covered hereby, the selling securityholders and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the selling securityholders may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by the selling securityholders and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. Selling securityholders who are “underwriters” under the Securities Act must deliver this prospectus in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of Nasdaq in accordance with Rule 153 under the Securities Act or satisfied in accordance with Rule 174 under the Securities Act.

We and the selling securityholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, we or the selling securityholders may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling securityholders or their affiliates in the ordinary course of business.

The selling securityholders will be subject to applicable provisions of Regulation M of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Securities by the selling securityholders. Regulation M may also restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Securities. These restrictions may affect the marketability of such Securities.

In order to comply with applicable securities laws of some states or countries, the Securities may only be sold in those jurisdictions through registered or licensed brokers or dealers and in compliance with applicable laws and regulations. In addition, in certain states or countries the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or country or an exemption from the registration or qualification requirements is available. In addition, any Securities of a selling securityholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.

In connection with an offering of Securities under this prospectus, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Securities offered under this prospectus. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on Nasdaq or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations of the purchase, ownership and disposition of the notes and the shares of common stock into which the notes may be converted, as of the date of this prospectus. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable regulations, administrative rulings and judicial decisions in effect as of the date hereof, any of which may subsequently be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. Except where noted, this summary deals only with a note or share of common stock acquired pursuant to a conversion of such note held as a capital asset by a beneficial owner who purchased such note from the selling securityholder pursuant to this prospectus. This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•

tax consequences to holders who may be subject to special tax treatment, including dealers in securities or currencies, banks, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies, or traders in securities that elect to use a mark-to-market method of accounting for their securities;

•

tax consequences to persons holding notes or common stock as a part of a hedging, integrated or conversion transaction or a straddle or persons deemed to sell notes or common stock under the constructive sale provisions of the Code;

•	tax consequences to U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar;

•	tax consequences to investors in pass-through entities;

•	tax consequences to a holder who is “controlled foreign corporation,” “passive foreign investment company” or “U.S. expatriate;

•	alternative minimum tax consequences, if any;

•	any state, local or non-U.S. tax consequences;

•	any Medicare net investment income tax consequences; and

•	estate or gift tax consequences, if any.

If an entity or arrangement, domestic or foreign, that is treated as a partnership for U.S. federal income tax purposes holds notes or shares of common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding the notes or shares of common stock, you should consult your tax advisor.

THIS SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE NOTES OR THE SHARES OF OUR COMMON STOCK INTO WHICH THE NOTES ARE CONVERTIBLE ARISING UNDER U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR ANY OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

As used herein, the term “U.S. holder” means a beneficial owner of notes or shares of common stock received upon conversion of the notes that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A “non-U.S. holder” is a beneficial owner (other than a partnership or any entity, domestic or foreign, that is treated as a partnership for U.S. federal income tax purposes) of notes or shares of common stock received upon conversion of the notes that is not a U.S. holder. Special rules may apply to certain non-U.S. holders such as corporations that accumulate earnings to avoid federal income tax or, in certain circumstances, individuals who are U.S. expatriates. Consequently, non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Consequences to U.S. Holders

Payments of Interest

Interest on a note will generally be taxable to a U.S. holder as ordinary income at the time it is paid or accrued in accordance with the U.S. holder’s usual method of accounting for tax purposes.

We may be required to make payments of additional interest, at our option, to holders of the notes if we fail to comply with certain reporting and information delivery obligations, as described under “Description of Notes—Events of Default.” We believe that there is only a remote possibility that we would pay additional interest, or that if such additional interest were paid, it would be an incidental amount, and therefore we do not intend to treat the notes as subject to the special rules governing certain contingent payment debt instruments as a result of the possibility that such payments may be made. This discussion assumes that the notes are not treated as contingent payment debt instruments. If, contrary to expectations, we pay additional interest, such additional interest should be taxable to a U.S. holder as ordinary income at the time it accrues or is paid in accordance with the U.S. holder’s regular method of tax accounting. U.S. holders should consult their own tax advisors regarding treatment of such amounts.

Market Discount

A U.S. holder that purchases a note from the selling securityholders pursuant to this prospectus for an amount that is less than its stated principal amount may be treated as acquiring such note with “market discount.” Subject to a de minimis exception, the “market discount” on a note will equal the amount, if any, by which its stated principal amount exceeds the U.S. holder’s adjusted tax basis in the note immediately after its acquisition.

If a U.S. holder acquires a note at a market discount and does not elect to include market discount in income as it accrues, such U.S. holder will generally be required to treat any gain recognized on a sale, exchange, redemption or other taxable disposition of the note as ordinary income to the extent of accrued market discount on such note at the time of such sale, exchange, redemption or other taxable disposition. In addition, such U.S. holder may be required to include accrued market discount in income upon a disposition of a note in certain otherwise non-taxable transactions as if such U.S. holder sold the note for its fair market value. A U.S. holder that acquires a note at a market discount and does not elect to include market discount in income as it accrues, may be required to defer the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry the note until maturity or until a taxable disposition of the note.

A U.S. holder may elect to include market discount in income on a current basis as it accrues over the remaining term of the note (on either a ratable or constant-yield method). Once made, this election applies to all market discount obligations acquired by such U.S. holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If a U.S. holder makes such an election, the rules described above which treat gain realized on a note as ordinary income to the extent of accrued market discount and require deferral of certain interest deductions will not apply. The market discount rules are complex and U.S. holders should consult their own tax advisors regarding the application of these rules to their investment in the notes and the election to include market discount in income on a current basis, including with respect to the application of the market discount rules following a conversion of notes into shares of common stock.

Generally, upon conversion of a note acquired at a market discount into shares of common stock, any market discount not previously included in income (including as a result of the conversion) will carry over to the common shares received in exchange for the note. Any such market discount that is carried over to shares of common stock received upon conversion will be taxable as ordinary income upon the sale or other disposition of such shares of common stock (including a deemed sale or disposition of a fractional share of common stock pursuant to a conversion). U.S. holders holding notes acquired with a market discount should consult their own tax advisors as to the particular tax consequences to them of conversion of a note for cash and common stock.

Amortizable Bond Premium

If a U.S. holder acquires a note for an amount that is greater than the sum of all amounts payable on the note after the acquisition date other than payments of stated interest (generally, the note’s principal amount), such U.S. holder generally will be considered to have acquired the note with “amortizable bond premium.” For purposes of determining the amount of any amortizable bond premium on a note, the purchase price for the note is reduced by the amount of the portion of the purchase price attributable to the note’s conversion feature. In general, the amortizable bond premium with respect to a note will be equal to the excess, if any, of (i) the U.S. holder’s adjusted tax basis in the note immediately after its acquisition reduced by an amount equal to the value of the note’s conversion feature over (ii) the note’s principal amount.

A U.S. holder may elect to amortize such premium over the remaining term of the note using a constant yield method. A U.S. holder generally may use the amortizable bond premium allocable to an accrual period to offset stated interest otherwise required to be included in income with respect to the note in that accrual period under the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. Once made, an election to amortize bond premium applies to all debt obligations held as of the beginning of the taxable year to which such election applies or subsequently acquired by such U.S. holder and may not be revoked without the consent of the IRS.

Sale, Exchange, Redemption, Repurchase or Other Taxable Disposition of Notes

Except as provided below under “Consequences to U.S. Holders—Conversion of Notes,” a U.S. holder will generally recognize capital gain or loss upon the sale, exchange, redemption, repurchase or other taxable disposition of a note, equal to the difference between the sum of the cash plus the fair market value of any other property received upon such disposition (excluding any amount attributable to accrued but unpaid interest, which will be treated as described above under “Consequences to U.S. Holders—Payments of Interest”) and such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s tax basis in a note will generally be equal to the amount that the U.S. holder paid for the note. If, at the time of the sale, exchange, redemption or other taxable disposition of the note, a U.S. holder held the note for more than one year, such gain or loss will be long-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, will generally be subject to a reduced rate of U.S. federal income tax. A U.S. holder’s ability to deduct capital losses may be limited.

Conversion of Notes

If a U.S. holder presents a note for conversion, a U.S. holder may receive solely cash, solely common stock, or a combination of cash and common stock in exchange for notes, depending upon our chosen settlement method.

If a U.S. holder receives solely common stock (and cash in lieu of a fractional share) in exchange for notes upon conversion, the U.S. holder generally will not recognize gain or loss upon the conversion of the notes into common stock except to the extent of (i) cash received in lieu of a fractional share and (ii) amounts received with respect to accrued and unpaid interest (which will be treated as described above), subject to the discussion under “Consequences to U.S. Holders—Constructive Distributions” below regarding the possibility that an adjustment to the conversion rate of a note converted in connection with a fundamental change or optional redemption may be treated as a taxable stock dividend. The tax basis of shares of common stock received upon a conversion (including any fractional share deemed to be received by the U.S. holder but excluding shares attributable to accrued and unpaid interest, the tax basis of which will equal their fair market value) will equal the adjusted tax basis of the note that was converted. The U.S. holder’s holding period for the shares of common stock will include the period during which the U.S. holder held the notes, except that the holding period of any shares received with respect to accrued and unpaid interest will commence on the day after the date of receipt.

If a U.S. holder receives solely cash in exchange for notes upon conversion, the U.S. holder’s gain or loss will be determined in the same manner as if the U.S. holder disposed of the notes in a taxable disposition (as described above under “Consequences to U.S. Holders—Sale, Exchange, Redemption, Repurchase or Other Taxable Disposition of Notes”), subject to the discussion under “Consequences to U.S. Holders—Constructive Distributions” below regarding the possibility that an adjustment to the conversion rate of a note converted in connection with a fundamental change or optional redemption may be treated as a taxable stock dividend.

The U.S. federal income tax treatment of the conversion of a note into cash and common stock is uncertain, and U.S. holders should consult their tax advisors regarding the consequences of such a conversion. In general, the income tax treatment will depend on whether the conversion is treated as a recapitalization or alternatively as a conversion of a portion of the note for common stock and a taxable sale of a portion of the note for cash.

We intend to take the position that the notes are securities for U.S. federal income tax purposes and if upon a conversion, a U.S Holder receives a combination of cash (other than cash in lieu of a fractional share) and common stock, that the conversion will be treated as a recapitalization for U.S. federal income tax purposes. In such case, a U.S. holder will recognize gain, but not loss, in an amount equal to the lesser of (i) the excess of the sum of the cash and the fair market value of the common stock received (other than amounts attributable to accrued and unpaid interest, which will be treated as described above under “Consequences to U.S. Holders—Payments of Interest”) over the U.S. holder’s adjusted tax basis in the notes converted and (ii) the amount of cash received (other than cash received in lieu of a fractional share or cash attributable to accrued and unpaid interest), subject to the discussion under “Consequences to U.S. Holders—Constructive Distributions” below regarding the possibility that an adjustment to the conversion rate of a note converted in connection with a fundamental change or optional redemption may be treated as a taxable stock dividend. Any gain recognized on conversion generally will be capital gain and will be long-term capital gain if, at the time of the conversion, the note has been held for more than one year.

The tax basis of the shares of common stock received upon such a conversion (including any fractional share deemed to be received by the U.S. holder but excluding common stock attributable to accrued and unpaid interest) generally will equal the tax basis of the note that was converted, reduced by the amount of any cash received (other than cash received in lieu of a fractional share or cash attributable to accrued and unpaid interest), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share). A U.S. holder’s tax basis in a fractional share of our common stock will be determined by allocating such holder’s tax basis in the shares of our common stock, as determined in accordance with the previous sentence, between the shares of our common stock actually received and the fractional share of our common stock deemed received upon conversion, in accordance with their respective fair market values. A U.S. holder’s holding period for shares of common stock (other than common stock attributable to accrued and unpaid interest) will include the period during which the U.S. holder held the notes. A U.S. holder’s tax basis in common stock attributable to accrued and unpaid interest will equal its fair market value on the date of receipt and the holding period for such stock will commence on the day after the date of receipt.

Cash received in lieu of a fractional share of our common stock upon a conversion of a note should be treated as a payment in exchange for the fractional share of our common stock. Accordingly, the receipt of cash in lieu of a fractional share of our common stock should generally result in capital gain or loss, if any, measured by the difference between the cash received for the fractional share of our common stock and a U.S. holder’s tax basis allocable to such fractional share of our common stock, as described above.

If the conversion of a note into cash and common stock were not treated as a recapitalization, the cash payment received may be treated as proceeds from the sale of a portion of the note taxable in the manner described under “Consequences to U.S. Holders—Sale, Exchange, Redemption, Repurchase or Other Taxable Disposition of Notes” above, and the common stock received on such a conversion (other than common stock attributable to accrued and unpaid interest) would be treated as received upon a conversion of the other portion of the note, which generally would not be taxable to a U.S. holder (as described above). In that case, the U.S. holder’s tax basis in the note would generally be allocated pro rata among the common stock received and the portion of the note that is treated as sold for cash. The holding period for the common stock received in the conversion (other than common stock attributable to accrued and unpaid interest) would include the holding period for the notes.

A U.S. holder that converts a note between a record date for an interest payment and the next interest payment date and consequently receives a payment of cash interest, as described in “Description of Notes—Conversion Rights,” should consult its own tax advisor concerning the appropriate treatment of such payments.

As described in “Description of Notes—Conversion Rights,” our delivery of cash, shares of common stock, or a combination of cash and shares of common stock will be deemed to satisfy our obligation with respect to accrued and unpaid interest on the notes, except upon conversion upon notice of redemption. We intend to take the position that, upon a conversion of notes, accrued and unpaid interest is first paid by any cash paid upon such conversion (other than cash paid in lieu of a fractional share).

Possible Effect of the Change in Conversion Consideration after a Change in Control

In the event we undergo certain of the events described under “Description of Notes— Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales,” the conversion rate and the related conversion consideration may be adjusted such that a U.S. holder would be entitled to convert its notes into the shares, property or assets described in such section. Depending on the facts and circumstances at the time of such event, such adjustment may result in a deemed exchange of the outstanding notes, which may be a taxable event for U.S. federal income tax purposes. A U.S. holder should consult its tax advisor regarding the U.S. federal income tax consequences of such an adjustment.

Distributions

Distributions, if any, made on our common stock to a U.S. holder generally will be included in a U.S. holder’s income as ordinary dividend income to the extent of our current or accumulated earnings and profits. However, with respect to dividends received by individuals, such dividends are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. holder’s tax basis in the common stock and thereafter as capital gain from the sale or exchange of such common stock. Dividends received by a corporation may be eligible for a dividends received deduction, subject to applicable limitations.

Constructive Distributions

The conversion rate of the notes will be adjusted in certain circumstances. Adjustments (or failures to make adjustments) that have the effect of increasing a U.S. holder’s proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to a U.S. holder for U.S. federal income tax purposes. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not be considered to result in a deemed distribution to a U.S. holder. Certain of the possible conversion rate adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a U.S. holder will be deemed to have received a distribution even though the U.S. holder has not received any cash or property as a result of such adjustments. In addition, an adjustment to the conversion rate in connection with a make-whole fundamental change or an optional redemption may be treated as a deemed distribution. Any deemed distributions will generally be taxable as a dividend, return of capital, or capital gain as described in “Consequences to U.S. Holders—Distributions” above. Because a constructive dividend deemed received by a U.S. holder would not give rise to any cash from which any applicable withholding could be satisfied, if backup withholding is paid on behalf of a U.S. holder (because such U.S. holder failed to establish an exemption from backup withholding), such backup withholding may be set off against payments of cash and common stock payable on the notes (or, in certain circumstances, against any payments on the common stock).

Sale, Certain Redemptions or Other Taxable Dispositions of Common Stock

Upon the sale, certain redemptions or other taxable dispositions of our common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of all other property received upon such disposition and (ii) the U.S. holder’s tax basis in the common stock. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the common stock is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) will generally be subject to reduced rates of U.S. federal income tax. A U.S. holder’s ability to deduct capital losses may be limited.

Consequences to Non-U.S. Holders

Payments of Interest

The 30% U.S. federal withholding tax will not be applied to any payment of interest on a note to a non-U.S. holder provided that:

•	such interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States;

•

the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of section 871(h)(3) of the Code;

•	the non-U.S. holder is not a controlled foreign corporation that is related to the Company (actually or constructively) through stock ownership; and

•

(a) the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form)) or (b) the non-U.S. holder holds the notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediaries or foreign partnerships satisfy the certification requirements of applicable Treasury regulations.

Special certification rules apply to non-U.S. holders that are pass-through entities.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides us with a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and includible in the non-U.S. holder’s gross income. If a non-U.S. holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or a U.S. fixed base, then (although the non-U.S. holder will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied) the

non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Dividends and Constructive Distributions

Any dividends paid to a non-U.S. holder with respect to the shares of common stock (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the conversion rate, see “Consequences to U.S. Holders—Constructive Distributions” above) will be subject to withholding tax at a 30% rate or, if applicable certification requirements are timely satisfied, such lower rate as may be specified by an applicable income tax treaty as provided for in the certification. However, dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business within the United States and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or a U.S. fixed base, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification requirements and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Because a constructive dividend deemed received by a non-U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if withholding taxes are paid on behalf of a non-U.S. holder, those withholding taxes may be set off against payments of cash and common stock payable on the notes (or, in certain circumstances, against any payments on the common stock). Under proposed regulations relating to certain “dividend equivalent” payments, an adjustment to the conversion rate of the notes as a result of a dividend on our common stock may be subject to withholding tax at a different time or in a different amount than the withholding tax otherwise imposed on dividends and constructive dividends.

A non-U.S. holder of shares of common stock who wishes to claim the benefit of an applicable income tax treaty rate is required to satisfy applicable certification and other requirements. If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange, Certain Redemptions and Repurchases, Conversion or Other Taxable Dispositions of Notes or Shares of Common Stock

Any gain recognized by a non-U.S. holder on the sale, exchange, certain redemptions and repurchases or other taxable disposition of a note or common stock (as well as upon the conversion of a note into cash or a combination of cash and stock) will not be subject to U.S. federal income tax unless:

•

that gain is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or a U.S. fixed base);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

we are or have been a “U.S. real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes during the shorter of the non-U.S. holder’s holding period or the five-year period ending on the date of disposition of the notes or common stock, as the case may be.

If a non-U.S. holder’s gain is described in the first bullet point above, such holder will be subject to tax at regular graduated U.S. federal income tax rates on the net gain recognized, generally in the same manner as if such holder were a U.S. holder. If a non-U.S. holder is a foreign corporation that recognizes gain described in the first bullet point above, such holder may also be subject to the branch profits tax equal to 30% (or such lower rate as may be prescribed under an applicable U.S. income tax treaty) of its effectively connected earnings and profits. If a non-U.S. holder is described in the second bullet point above, such holder will be subject to a flat 30% tax on the gain recognized (which gain may be offset by certain U.S.-source capital losses), even though the holder is not considered a resident of the United States. Any amounts (including common stock) which a non-U.S. holder receives on a sale, exchange, redemption, repurchase, conversion or other taxable disposition of a note which are attributable to accrued and unpaid interest will be taxable as interest and subject to the rules described above under “Consequences to Non-U.S. Holders—Payments of Interest.”

In general, we would be a USRPHC if the fair market value of our U.S. real property interests equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business anytime within the preceding five year period. We believe that we are not, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes. However, there can be no assurance that we will not become a USRPHC in the future.

Information Reporting and Backup Withholding

U.S. Holders

Information reporting requirements generally will apply to payments of interest on the notes (including additional interest that we may be required to pay under circumstances described above under “Description of Notes—Events of Default”) and dividends on shares of common stock (including constructive dividends deemed paid) and to the proceeds of a sale of a note or share of common stock paid to a U.S. holder unless the U.S. holder is an exempt recipient (such as a corporation). Backup withholding (currently at a 24% rate) will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

Non-U.S. Holders

Generally, we must report annually to the IRS and to non-U.S. holders the amount of interest (including additional interest that we may be required to pay under circumstances described above under “Description of Notes—Events of Default”) and dividends paid to non-U.S. holders (including constructive dividends deemed paid) and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest, dividends and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty. In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest or dividends that we make, provided the certification requirements described above in the last bullet point under “Consequences to Non-U.S. Holders—Payments of Interest” have been met (and we do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient). In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a note or share of common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the certification requirements described above have been met (and we and the relevant financial intermediaries do not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, that is not an exempt recipient) or the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

Foreign Accounts

The Foreign Account Tax Compliance Act (“FATCA”) imposes withholding at a 30% rate on certain types of “withholdable payments” (including interest paid on debt instruments and dividends paid on stock in a U.S. corporation) made to a “foreign financial institution” or to a “non-financial foreign entity” (all as defined in the Code) (whether such foreign financial institution or non-financial foreign entity is the beneficial owner or an intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities (as defined in applicable Treasury Regulations), annually report certain information about such accounts and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders. Foreign governments may enter into an agreement with the IRS to implement FATCA in a different manner.

Prospective investors should consult their tax advisors regarding the application of FATCA to the purchase, ownership, and disposition of the notes or the shares of our common stock into which the notes are convertible.

VALIDITY OF SECURITIES

The validity of the securities offered hereby will be passed upon for us by Orrick, Herrington & Sutcliffe LLP, 405 Howard Street, San Francisco California, 94015. Any underwriters will also be advised about the validity of the securities and other legal matters by their own legal counsel. If such counsel to underwriters passes on legal matters in connection with an offering of securities made by this prospectus and a related prospectus supplement, that counsel will be named in the applicable prospectus supplement related to such offering.

EXPERTS

The consolidated financial statements of Symantec Corporation as of March 29, 2019 and March 30, 2018, and for each of the years in the three-year period ended March 29, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of March 29, 2019 have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Symantec Corporation

$500,000,000 2.500% Convertible Senior Notes due 2021 and any Shares of

Common Stock issuable upon conversion

Prospectus

July 26, 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions and structuring fees) expected to be incurred in connection with the issuance and distribution of the securities registered hereby, all of which will be borne by the registrant. With the exception of the SEC registration fee, the amounts set forth below are estimates.

SEC registration fee	$	*
Printing expenses		**
Fees and expenses of legal counsel		**
Accounting fees and expenses		**
Miscellaneous		**

Total	$	**

*	Previously paid.
**	These fees are calculated based on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.

Item 14.	Indemnification of Directors and Officers.

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

As permitted by Sections 102(b)(7) and 145 of the DGCL, the Registrant’s Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•	under Section 174 of the DGCL regarding unlawful dividends and stock purchases; and

•	for any transaction from which the director derived an improper personal benefit.

Article 7 of the Registrant’s Amended and Restated Certificate of Incorporation, as amended, limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

As permitted by the DGCL, the Registrant’s Bylaws provide that:

•	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to limited exceptions;

•

the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•	the rights conferred in the Bylaws are not exclusive.

The Registrant has entered into indemnity agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s Certificate of Incorporation and Bylaws and to provide additional procedural protections.

The Registrant maintains directors’ and officers’ liability insurance that includes coverage for public securities matters, subject to the policy terms and conditions.

See also the undertakings set out in response to Item 17.

In addition, the Registrant has entered into various merger agreements and registration rights agreements in connection with its acquisitions of and mergers with various companies and its financing activities under which the parties to those agreements have agreed to indemnify the Registrant and its directors, officers, employees and controlling persons against specified liabilities.

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date

1.01+	Form of Underwriting Agreement.

2.01(§)	Purchase Agreement dated as of August 11, 2015, by and between Symantec Corporation and Havasu Holdings Ltd.	8-K	000-17781	2.1	8/13/2015

2.02	Amendment, dated January 19, 2016, to the Purchase Agreement dated as of August 11, 2015, by and between Symantec Corporation and Veritas Holdings Ltd. (f/k/a Havasu Holdings Ltd.)	8-K	000-17781	2.1	1/20/2016

2.03(§)	Agreement and Plan of Merger, dated as of June 12, 2016, by and among Symantec Corporation, S-B0616 Merger Sub, Inc. and Blue Coat, Inc.	8-K	000-17781	2.1	6/14/2016

2.04	Investment Agreement, dated as of June 12, 2016, by and among Symantec Corporation, Bain Capital Fund XI, L.P., Bain Capital Europe Fund IV, L.P. and Silver Lake Partners IV Cayman (AIV II), L.P. (including the form of Indenture attached as Exhibit A thereto).	8-K	000-17781	2.2	6/14/2016

2.05	Amendment to Investment Agreement, dated as of July 31, 2016, by and among Symantec Corporation, Bain Capital Fund XI, L.P., Bain Capital Europe Fund IV, L.P. and Silver Lake Partners IV Cayman (AIV II), L.P.	10-Q	000-17781	2.03	8/5/2016

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date

2.06(§)(**)	Agreement and Plan of Merger, dated as of November 20, 2016, by and among Symantec Corporation, L1116 Merger Sub, Inc. and LifeLock, Inc.	8-K	001-35671	2.1	11/21/2016

2.07(**)	Amendment No. 1 to Agreement and Plan of Merger, dated as of January 16, 2017, by and among Symantec Corporation, L1116 Merger Sub, Inc. and LifeLock, Inc.	8-K	001-35671	2.1	1/17/2017

2.08	Form of Support Agreement by and among Symantec Corporation and the stockholders of LifeLock, Inc. listed on Annex A therein.	8-K	000-17781	2.02	11/21/2016

2.09(§)	Purchase Agreement by and among Symantec Corporation, DigiCert Parent, Inc., and DigiCert, Inc. dated as of August 2, 2017.	10-Q	000-17781	2.01	11/3/2017

3.01	Amended and Restated Certificate of Incorporation of Symantec Corporation.	S-8	333-119872	4.01	10/21/2004

3.02	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Symantec Corporation.	S-8	333-126403	4.03	7/6/2005

3.03	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Symantec Corporation.	10-Q	000-17781	3.01	8/5/2009

3.04	Certificate of Designations of Series A Junior Preferred Stock of Symantec Corporation dated June 25, 2015.	8-K	000-17781	3.1	6/26/2015

3.05	Bylaws, as amended, of Symantec Corporation.	10-K	000-17781	3.05	5/19/2017

4.01	Form of Common Stock Certificate.	S-3ASR	333-139230	4.07	12/11/2006

4.02	Indenture, dated September 16, 2010, between Symantec Corporation and Wells Fargo Bank, National Association, as trustee.	8-K	000-17781	4.01	9/16/2010

4.03	Form of Global Note for Symantec’s 4.200% Senior Note due 2020 (contained in Exhibit No. 4.02 of Form 8-K).	8-K	000-17781	4.02	9/16/2010

4.04	Form of Global Note for Symantec’s 2.750% Senior Notes due 2017 (contained in Exhibit No. 4.02 of Form 8-K).	8-K	000-17781	4.02	6/14/2012

4.05	Form of Global Note for Symantec’s 3.950% Senior Notes due 2022 (contained in Exhibit No. 4.02 of Form 8-K).	8-K	000-17781	4.04	6/14/2012

4.06	Indenture, dated as of March 4, 2016, by and between Symantec Corporation and Wells Fargo Bank, National Association, as trustee (including the form of 2.500% Convertible Senior Notes Due 2021).	8-K	000-17781	10.02	3/7/2016

4.07	Amendment Agreement, dated as of July 18, 2016, by and among Symantec Corporation, Symantec Operating Corporation, the Lenders and the New Term Lenders, Wells Fargo Bank, National Association, and JPMorgan Chase Bank, N.A.	10-Q	000-17781	4.02	8/5/2016

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.08	Amended and Restated Credit Agreement, effective as of August 1, 2016, among Symantec Corporation, the lenders party thereto (the “Lenders”), Wells Fargo Bank, National Association, as Term Loan A-1/Revolver Administrative Agent and Swingline Lender, JPMorgan Chase Bank, N.A., as Term Loan A-2 Administrative Agent, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith, Incorporated, Barclays Bank PLC, Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Royal Bank of Canada and Mizuho Bank, Ltd., as Lead Arrangers and Joint Bookrunners in respect of the Term A-2 Facility, Barclays Bank PLC, Citibank, N.A., Wells Fargo Bank, National Association, Royal Bank of Canada, Mizuho Bank, Ltd. And TD Securities (USA) LLC, as Co-Documentation Agents in respect of the Term A-2 Facility, and Bank of America, N.A., as Syndication Agent in respect of Term A-2 Facility.	10-Q	000-17781	4.03	8/5/2016

4.09	Indenture, dated as of August 1, 2016, by and between Symantec Corporation and Wells Fargo Bank, National Association, as trustee (including the form of 2.00% Convertible Senior Note Due 2021).	10-Q	000-17781	4.04	8/5/2016

4.10	Term Loan Agreement, dated as of August 1, 2016, among Symantec Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, and Barclays Bank PLC, Citibank, N.A., Wells Fargo Bank, National Association, Royal Bank of Canada, Mizuho Bank, Ltd., and TD Securities (USA) LLC, as Co-Documentation Agents, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank, PLC, Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Royal Bank of Canada and Mizuho Bank, Ltd., as Joint Lead Arrangers and Joint Bookrunners.	10-Q	000-17781	4.05	8/5/2016

4.11	Assignment and Assumption, dated October 3, 2016, to the Term Loan Agreement dated as of August 1, 2016, among Symantec Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, and Barclays Bank PLC, Citibank, N.A., Wells Fargo Bank, National Association, Royal Bank of Canada, Mizuho Bank, Ltd., and TD Securities (USA) LLC, as Co-Documentation Agents, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank, PLC, Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Royal Bank of Canada and Mizuho Bank, Ltd., as Joint Lead Arrangers and Joint Bookrunners.	10-Q	000-17781	4.01	2/3/2017

4.12	First Amendment, dated December 12, 2016, to the Term Loan Agreement, dated as of August 1, 2016, among Symantec Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, and Barclays Bank PLC, Citibank, N.A., Wells Fargo Bank, National Association, Royal Bank of Canada, Mizuho Bank, Ltd., and TD Securities (USA) LLC, as Co-Documentation Agents, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank, PLC, Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Royal Bank of Canada and Mizuho Bank, Ltd., as Joint Lead Arrangers and Joint Bookrunners.	10-Q	000-17781	4.02	2/3/2017

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.13	First Amendment, dated December 12, 2016, to the Credit Agreement, effective as of August 1, 2016, among Symantec Corporation, the lenders party thereto (the “Lenders”), Wells Fargo Bank, National Association, as Term Loan A-1/Revolver Administrative Agent and Swingline Lender, JPMorgan Chase Bank, N.A., as Term Loan A-2 Administrative Agent, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith, Incorporated, Barclays Bank PLC, Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Royal Bank of Canada and Mizuho Bank, Ltd., as Lead Arrangers and Joint Bookrunners in respect of the Term A-2 Facility, Barclays Bank PLC, Citibank, N.A., Wells Fargo Bank, National Association, Royal Bank of Canada, Mizuho Bank, Ltd. And TD Securities (USA) LLC, as Co-Documentation Agents in respect of the Term A-2 Facility, and Bank of America, N.A., as Syndication Agent in respect of Term A-2 Facility.	10-Q	000-17781	4.03	2/3/2017

4.14	Base Indenture, dated as of February 9, 2017, between Symantec Corporation and Wells Fargo Bank, National Association, as trustee.	8-K	000-17781	4.01	2/9/2017

4.15	First Supplemental Indenture related to the 5% Senior Notes due 2025, dated as of February 9, 2017, between Symantec Corporation and Wells Fargo Bank, National Association, as trustee (including form of 5.00% Senior Note due 2025).	8-K	000-17781	4.02	2/9/2017

5.01	Opinion of Orrick, Herrington & Sutcliffe LLP.					X

10.01(*)	Form of Indemnification Agreement for Officers, Directors and Key Employees (form for agreements entered into between January 17, 2006 and March 6, 2016).	8-K	000-17781	10.01	1/23/2006

10.02(*)	Form of Indemnification Agreement for Officers, Directors and Key Employees, as amended (form for agreements entered into after March 6, 2016).	8-K	000-17781	10.03	3/7/2016

10.03(*)	Symantec Corporation Deferred Compensation Plan, restated and amended January 1, 2010, as adopted December 15, 2009.	10-K	000-17781	10.05	5/24/2010

10.04(*)	Symantec Corporation 2000 Director Equity Incentive Plan, as amended.	10-Q	000-17781	10.01	11/1/2011

10.05(*)	Vontu, Inc. 2002 Stock Option/Stock Issuance Plan, as amended.	10-K	000-17781	10.10	5/20/2016

10.06(*)	Form of Vontu, Inc. Stock Option Agreement.	S-8	333-148107	99.03	12/17/2007

10.07(*)	Symantec Corporation 2004 Equity Incentive Plan, as amended, including Stock Option Grant—Terms and Conditions, form of RSU Award Agreement, form of RSU Award Agreement for Non-Employee Directors and form of PRU Award Agreement.	10-K	000-17781	10.13	5/20/2016

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date

10.08(*)	Symantec Corporation 2008 Employee Stock Purchase Plan, as amended.	10-K	000-17781	10.08	10/26/2018

10.09(*)	Symantec Corporation 2013 Equity Incentive Plan, as amended.	8-K	000-17781	10.01	12/3/2018

10.10(*)	Forms of award agreements under 2013 Equity Incentive Plan.	10-K	000-17781	10.10	10/26/2018

10.11(*)	Blue Coat, Inc. 2016 Equity Incentive Plan, including forms of awards thereunder.	S-8	333-212847	99.01	8/2/2016

10.12(*)	Batman Holdings, Inc. 2015 Amended and Restated Equity Incentive Plan, including form of Stock Option Agreement thereunder.	S-8	333-212847	99.02	8/2/2016

10.13(*)	LifeLock, Inc. 2012 Incentive Compensation Plan and forms of option and restricted stock unit award agreements thereunder.	S-8	333-216132	99.02	2/17/2017

10.14(*)	Skycure Ltd. Share Incentive Plan, including forms of awards thereunder.	S-8	333-219714	99.01	8/4/2017

10.15(*)	Skycure Ltd. 2017 Equity Incentive Plan, including forms of awards thereunder.	S-8	333-219714	99.02	8/4/2017

10.16(*)	Fireglass Ltd. 2015 Share Incentive Plan.	S-8	333-219714	99.03	8/4/2017

10.17(*)	Symantec Senior Executive Incentive Plan, as amended and restated.	8-K	000-17781	10.03	10/25/2013

10.18(*)	Symantec Corporation Executive Retention Plan, as amended and restated.	10-K	000-17781	10.18	10/26/2018

10.19(*)	Symantec Corporation Executive Severance Plan.	10-K	000-17781	10.19	10/26/2018

10.20(*)	Employment Letter dated as of June 12, 2016 by and between Gregory S. Clark, Symantec Corporation and Blue Coat, Inc.	10-Q	000-17781	10.03	8/5/2016

10.21(*)	Offer letter dated as of June 12, 2016 by and between Michael Fey and Symantec Corporation.	10-Q	000-17781	10.04	8/5/2016

10.22(*)	Employment Offer letter, dated as of June 12, 2016, by and between Nicholas Noviello and Symantec Corporation.	8-K	000-17781	10.01	11/4/2016

10.23(*)	FY19 Executive Annual Incentive Plan—Chief Executive Officer.	10-K	000-17781	10.25	10/26/2018

10.24(*)	FY19 Executive Annual Incentive Plan—Senior Vice President and Executive Vice President.	10-K	000-17781	10.26	10/26/2018

10.25 (§§)	Assignment of Copyright and Other Intellectual Property Rights, by and between Peter Norton and Peter Norton Computing, Inc., dated August 31, 1990.	S-4	33-35385	10.37	6/13/1990

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date

10.26(†)	Environmental Indemnity Agreement, dated April 23, 1999, between Veritas and Fairchild Semiconductor Corporation, included as Exhibit C to that certain Agreement of Purchase and Sale, dated March 29, 1999, between Veritas and Fairchild Semiconductor of California.	S-1/A	333-83777	10.27	8/6/1999

10.27	Amendment, dated June 20, 2007, to the Amended and Restated Agreement Respecting Certain Rights of Publicity dated as of August 31, 1990, by and between Peter Norton and Symantec Corporation.	10-Q	000-17781	10.01	8/7/2007

10.28	Amendment, effective December 6, 2010, to the Trademark License Agreement, dated August 9, 2010, by and between VeriSign, Inc. and Symantec Corporation.	10-Q	000-17781	10.01	2/2/2011

10.29	Investment Agreement, dated as of February 3, 2016, by and among Symantec Corporation and Silver Lake Partners IV Cayman (AIV II), L.P.	8-K	000-17781	10.01	2/9/2016

10.30	First Amendment to Investment Agreement, dated as of March 2, 2016, by and among Symantec Corporation and Silver Lake Partners IV Cayman (AIV II), L.P.	8-K	000-17781	10.01	3/7/2016

10.31	Agreement between Symantec Corporation and Starboard Value LP.	8-K	000-17781	10.01	9/17/2018

10.32	Second Amendment and Limited Waiver to Amended and Restated Credit Agreement dated as of June 22, 2018.	10-Q	000-17781	10.01	11/16/2018

10.33	Second Amendment and Limited Waiver to Term Loan dated as of June 22, 2018.	10-Q	000-17781	10.02	11/16/2018

10.34(*)	Separation Agreement and General Release of All Claims by and between Symantec Corporation and Michael Fey.	8-K	000-17781	10.01	11/29/2018

10.35(*)	Symantec Corporation Offer Letter with Matthew Brown.	10-Q	000-17781	10.04	02/04/2019

10.36(*)	Transition Services Agreement dated January 31, 2019 by and between Symantec Corporation and Nicholas Noviello.	10-Q	000-17781	10.05	02/04/2019

10.37(*)	Separation Agreement between Symantec Corporation and Gregory Clark dated May 7, 2019.	8-K	000-17781	10.01	05/09/2019

10.38(*)	Offer Letter with Vincent Pilette dated April 26, 2019.	8-K	000-17781	10.02	05/09/2019

10.39(*)	Employment Agreement, dated May 24, 2019, between Symantec Corporation and Richard S. Hill.	8-K/A	000-17781	10.01	05/28/2019

21.01	Subsidiaries of Symantec Corporation.	10-K	000-17781	21.01	10/26/2018

23.01	Consent of KPMG LLP, Independent Registered Public Accounting Firm.					X

23.02	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.01).					X

25.01	Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association, to act as Trustee with respect to the Indenture dated as of March 4, 2016.	S-3	333-211513	25.01	5/20/2016

+	To be filed by amendment.
*	Indicates a management contract, compensatory plan or arrangement.
**	Filed by LifeLock, Inc.
§

The exhibits and schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally copies of any such exhibits and schedules to the SEC upon request.

§§	Paper filing.
†	Filed by Veritas Software Corporation.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration Statement relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 26th day of July 2019.

SYMANTEC CORPORATION

By:	/s/ Richard S. “Rick” Hill
Richard S. “Rick” Hill
Interim President and Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard S. “Rick” Hill Richard S. “Rick” Hill	Interim President and Chief Executive Officer and Director (Principal Executive Officer)	July 26, 2019

/s/ Vincent Pilette Vincent Pilette	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 26, 2019

/s/ Matthew Brown Matthew Brown	Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	July 26, 2019

* Daniel H. Schulman	Chairman of the Board	July 26, 2019

Sue Barsamian	Director

* Frank E. Dangeard	Director	July 26, 2019

Peter A. Feld	Director

Dale L. Fuller	Director

* Kenneth Y. Hao	Director	July 26, 2019

David W. Humphrey	Director

* David L. Mahoney	Director	July 26, 2019

* Anita M. Sands	Director	July 26, 2019

* V. Paul Unruh	Director	July 26, 2019

* Suzanne M. Vautrinot	Director	July 26, 2019

*By:	/s/ Scott C. Taylor
Scott C. Taylor, Attorney-in-fact